Exhibit 10.1

ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
DATED AS OF JUNE 28, 2019
AMONG
DIAMONDBACK ENERGY, INC.,
AS PARENT GUARANTOR

DIAMONDBACK O&G LLC,
AS BORROWER,
THE OTHER GUARANTORS,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC, AS
SOLE BOOK RUNNER AND SOLE LEAD ARRANGER

JPMORGAN CHASE BANK, N.A., CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
GOLDMAN SACHS BANK USA, CITIBANK, N.A. AND BANK OF AMERICA, N.A., AS
CO-DOCUMENTATION AGENTS

CAPITAL ONE, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA AND U.S. BANK NATIONAL ASSOCIATION
AS CO-SYNDICATION AGENTS

ELEVENTH AMENDMENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT
THIS ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of June 28, 2019 is among: DIAMONDBACK ENERGY, INC., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”); DIAMONDBACK O&G LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors (together with the Parent Guarantor, the “Guarantors”); each of the Lenders (as such term is defined in the Credit Agreement referred to below) party hereto; WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and each of the Secured Swap Parties (as such term is defined in the Credit Agreement referred to below) party hereto.
R E C I T A L S
A.    The Parent Guarantor, the Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    (1) The Borrower has requested and the Lenders signatory hereto have agreed to amend certain provisions of the Credit Agreement to, among other things, contemplate the Parent Guarantor obtaining investment grade credit ratings, and (2) the Lenders have agreed to increase the Borrowing Base from $2,650,000,000.00 to $3,400,000,000.00, in each case as set forth herein.
C.    The Borrower has advised the Administrative Agent that each of Frost Bank and West Texas National Bank (each, an “Exiting Lender” and, collectively, the “Exiting Lenders”) no longer wishes to be a Lender under the Credit Agreement and has requested that each Exiting Lender’s Maximum Credit Amount be reallocated to the other Lenders as shown on Annex I to the Credit Agreement (as amended hereby).
D.    Now, therefore, to induce the Administrative Agent, the Lenders, and the Secured Swap Parties to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement. In reliance on the representations, warranties, covenants, and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be a

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mended and restated, effective as of the Amendment Effective Date (as defined below), in its entirety as set forth in Exhibit A hereto (it being understood and agreed that, for the avoidance of doubt, nothing in this Amendment amends or modifies the Schedules to the Credit Agreement). After giving effect to this Amendment and any Borrowings made on the Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage of the aggregate Revolving Credit Exposure of all Lenders and (d) each Lender (including each Exiting Lender) party hereto waives any break funding payments owing to such Lender that are required under Section 5.02 of the Credit Agreement as a result of the reallocation of Loans and adjustments described in this Section 2. For purposes of this Section 2 only, the “Applicable Percentage” of each Exiting Lender shall be deemed to be zero percent.
Section 3.    Borrowing Base. In reliance on the covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Administrative Agent and the Lenders have redetermined the Borrowing Base and agree that the Borrowing Base shall be, effective as of the Amendment Effective Date, increased from $2,650,000,000.00 to $3,400,000,000.00, and the Borrowing Base shall remain at $3,400,000,000.00 until the next Scheduled Redetermination, Interim Redetermination, or other redetermination or adjustment of the Borrowing Base thereafter. The Borrower, the Administrative Agent and the Lenders hereby agree that the redetermination of the Borrowing Base provided for in this Section 3 shall constitute the Scheduled Redetermination scheduled for on or about May 1, 2019 for purposes of Section 2.07(b) of the Credit Agreement. This Section 3 constitutes a New Borrowing Base Notice in accordance with Section 2.07(d) of the Credit Agreement. The new Borrowing Base determined pursuant to this Section 3 shall be effective as of the Amendment Effective Date, notwithstanding the effective date that would otherwise be applicable to a redetermination pursuant to Section 2.07(d) of the Credit Agreement.
Section 4.    Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):
4.1    The Administrative Agent shall have received from each Lender (including each Exiting Lender), each Secured Swap Party, the Guarantors, and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person.
4.2    The Administrative Agent shall have received an executed Note for each Lender that has requested a Note on or prior to the date hereof to reflect its updated Maximum Credit Amount as set forth on Annex I to the Credit Agreement (as amended hereby).

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4.3    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement and the fees described in that certain fee letter, dated as of the date hereof, between the Borrower, and the Administrative Agent.
4.4    No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.
The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5.    Exiting Lenders. From and after the Amendment Effective Date, (a) upon receipt by each Exiting Lender of an amount equal to all principal, interest and fees in respect of outstanding Loans and other Indebtedness owing to such Exiting Lender under the Credit Agreement and the other Loan Documents, each Exiting Lender shall cease with immediate effect to be a party to and a Lender under the Credit Agreement and the other Loan Documents, (b) each Exiting Lender shall not have any obligations or liabilities under the Credit Agreement with respect to the period from and after the Amendment Effective Date and, without limiting the foregoing, such Exiting Lender shall not have any Commitment under the Credit Agreement or any LC Exposure outstanding under the Credit Agreement, and (c) each Exiting Lender shall not have any rights or obligations under the Credit Agreement or any other Loan Document; provided that the rights and obligations under the Credit Agreement expressly stated to survive the termination of the Credit Agreement and the repayment of amounts outstanding thereunder shall survive for the benefit of each Exiting Lender and the Loan Parties, as applicable.
Section 6.    Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect following the effectiveness of this Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations

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and warranties shall be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such specified earlier date,
(ii)    no Default or Event of Default has occurred and is continuing, and
(iii)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
6.3    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
6.4    NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.5    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
6.6    Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
6.7    Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.9    Loan Document. This Amendment is a Loan Document.
[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DIAMONDBACK O&G LLC, as Borrower

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary

DIAMONDBACK ENERGY, INC., as the Parent Guarantor

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary

DIAMONDBACK E&P LLC, as a Guarantor

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ENERGEN RESOURCES CORPORATION, as a Guarantor

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary

EGN SERVICES, INC., as a Guarantor

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Lender, and a Secured Swap Party

By: /s/ Todd Fogle
Name: Todd Fogle
Title: Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender and a Secured Swap Party

By: /s/ Wes Fontana
Name: Wes Fontana
Title: Managing Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By: /s/ Christopher Zybrick
Name: Christopher Zybrick
Title: Authorized Signatory

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH as a Lender and a Secured Swap Party

By: /s/ Ryan Knape
Name: Ryan Knape
Title: Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Tara R. McLean
Name: Tara R. McLean
Title: Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N. A., as a Lender and a Secured Swap Party

By: /s/ David Morris
Name: David Morris
Title: Authorized Officer

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender and a Secured Swap Party

By: /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

J. ARON & COMPANY LLC, as a Secured Swap Party

By: /s/ John Eleoterio
Name: John Eleoterio
Title: Managing Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CITIBANK, N.A., as a Lender and a Secured Swap Party

By: /s/ Jeff Ard
Name: Jeff Ard
Title: Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By: /s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

MERRILL LYNCH COMMODITIES, INC., as a Secured Swap Party

By: /s/ Mark Sickafoose
Name: Mark Sickafoose
Title: Managing Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK, as a Lender and a Secured Swap Party

By: /s/ Arize Agumadu
Name: Arize Agumadu
Title: Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ZIONS BANCORPORATION, N.A. dba AMEGY BANK, as a Lender

By: /s/ JB Askew
Name: JB Askew
Title: Senior Vice President - Amegy Bank Division

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ING CAPITAL LLC, as a Lender

By: /s/ Josh Strong
Name: Josh Strong
Title: Director

By: /s/ Charles Hall
Name: Charles Hall
Title: Managing Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ING CAPITAL MARKETS LLC, as a Secured Swap Party

By: /s/ Christine Ginfrida
Name: Christine Ginfrida
Title: Director

By: /s/ Jesse Freeman
Name: Jesse Freeman
Title: Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

COMMONWEALTH BANK OF AUSTRALIA, as a Lender and a Secured Swap Party

By: /s/ Emma Raine
Name: Emma Raine
Title: Senior Associate

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BOKF, N.A. DBA BANK OF OKLAHOMA, as a Lender and a Secured Swap Party

By: /s/ John Krenger
Name: John Krenger
Title: Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ Parul June
Name: Parul June
Title: Senior Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender and a Secured Swap Party

By: /s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Authorized Signatory

By: /s/ Scott W. Danvers
Name: Scott W. Danvers
Title: Authorized Signatory

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender and a Secured Swap Party

By: /s/ Sandra Salazar
Name: Sandra Salazar
Title: Managing Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

IBERIABANK, as a Lender

By: /s/ Moni Collins
Name: Moni Collins
Title: Senior Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BBVA USA, as a Lender

By: /s/ Gabriella Azcarate
Name: Gabriella Azcarate
Title: Senior Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By: /s/ Brian Macfarlane
Name: Brian Macfarlane
Title: Authorized Signatory

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

REGIONS BANK, as a Lender and a Secured Swap Party

By: /s/ Stuart Murray
Name: Stuart Murray
Title: Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

MIZUHO BANK, LTD, as a Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Greg Ryan
Name: Greg Ryan
Title: Managing Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Michael Maguire
Name: Michael Maguire
Title: Executive Director

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK, as a Lender

By: /s/ Mark Fuqua
Name: Mark Fuqua
Title: Executive Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FROST BANK, A TEXAS STATE BANK, as an Exiting Lender

By: /s/ Jack Herndon
Name: Jack Herndon
Title: Senior Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WEST TEXAS NATIONAL BANK, as an Exiting Lender

By: /s/ G. Scott Wilson
Name: G. Scott Wilson
Title: Senior Vice President

SIGNATURE PAGE
ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A
Amended and Restated Credit Agreement
[See attached]

Exhibit A to Eleventh Amendment to Second Amended and Restated Credit Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF
NOVEMBER 1, 2013
AMONG
DIAMONDBACK ENERGY, INC.,
AS PARENT GUARANTOR
DIAMONDBACK O&G LLC,
AS BORROWER,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC, AS
SOLE BOOK RUNNER AND SOLE LEAD ARRANGER
JPMORGAN CHASE BANK, N.A., CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
GOLDMAN SACHS BANK USA, CITIBANK, N.A. AND BANK OF AMERICA, N.A., AS
CO-DOCUMENTATION AGENTS
CAPITAL ONE, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA AND U.S. BANK NATIONAL ASSOCIATION, AS CO-SYNDICATION AGENTS

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ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts
Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments
Exhibit F	Form of Assignment and Assumption
Exhibit G-1	Form of U.S. Tax Compliance Certificate
(Foreign Lenders; non-partnerships)
Exhibit G-2	Form of U.S. Tax Compliance Certificate
(Foreign Participants; non-partnerships)
Exhibit G-3	Form of U.S. Tax Compliance Certificate
(Foreign Participants; partnerships)
Exhibit G-4	Form of U.S. Tax Compliance Certificate
(Foreign Lenders; partnerships)
Exhibit H-1	Form of Elected Commitment Amount Increase Agreement
Exhibit H-2	Form of Additional Lender Agreement
Exhibit H-3	Form of Maximum Credit Amount Increase Certificate
Exhibit H-4	Form of Additional Lender Certificate
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.19	Marketing Agreements
Schedule 7.20	Swap Agreements
Schedule 9.06	Certain Foreign Properties

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THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 1, 2013 is among: Diamondback Energy, Inc., a Delaware corporation, as the Parent Guarantor; Diamondback O&G LLC, a Delaware limited liability company, as borrower (the “Borrower”); each of the Lenders from time to time party hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Administrative Agent and other financial institutions named and defined therein as lenders and agents entered into that certain Amended and Restated Credit Agreement dated as of July 24, 2012, as amended by that certain First Amendment dated as of July 31, 2012, that certain Second Amendment dated as of September 28, 2012, that certain Third Amendment dated as of August 30, 2013 and that certain Fourth Amendment dated as of September 6, 2013, pursuant to which such lenders provided certain loans to and extensions of credit on behalf of the Borrower (as heretofore amended, modified or supplemented, the “Existing Credit Agreement”).
B.    The Parent Guarantor and the Borrower have requested, and the Lenders have agreed, to amend and restate the Existing Credit Agreement subject to the terms and conditions of this Agreement.
C.    Now, therefore, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

DEFINITIONS AND ACCOUNTING MATTERS
Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition Swaps” has the meaning assigned such term in Section 9.18(a)(i)(A)(III).
“Additional Lender” has the meaning assigned to such term in (a) prior to the Investment Grade Changeover Date, Section 2.07A(b)(i) and (b) on and after the Investment Grade Changeover Date, Section 2.06(c)(i).
“Additional Lender Agreement” has the meaning assigned to such term in Section 2.07A(b)(ii)(G).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Loans” has the meaning assigned such term in Section 5.05.
“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent and the Syndication Agents; and “Agent” shall mean either the Administrative Agent or a Syndication Agent, as the context requires.
“Aggregate Elected Commitment Amount” at any time shall equal the sum of the Elected Commitment Amounts, as the same may be modified from time to time pursuant to Section 2.07A.
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced, terminated, or increased pursuant to Section 2.06.
“Agreement” means this Second Amended and Restated Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Ajax Acquisition” means the acquisition of certain Oil and Gas Properties pursuant to that certain Purchase and Sale Agreement, dated as of July 22, 2018, by and among Ajax Resources, LLC, Diamondback E&P LLC and the Parent Guarantor.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of 6.10 the Prime Rate in effect on such day, 6.11 the Federal Funds Effective Rate in effect on such day plus ½ of 1% and 6.12 (a) the Adjusted LIBO Rate for a three month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (b) 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate at which dollar deposits of $5,000,000 with a three month maturity are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day (or the immediately preceding Business Day if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. Notwithstanding anything to the contrary herein, in no event shall the Alternate Base Rate be less than 0.0%.

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to the Parent Guarantor or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the FCPA.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan or with respect to the Commitment Fee Rate, as the case may be:
at any time before the Investment Grade Changeover Date, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	>90%
Eurodollar Loans	1.250%	1.500%	1.750%	2.000%	2.250%
ABR Loans	0.250%	0.500%	0.750%	1.000%	1.250%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%
Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time prior to the Investment Grade Changeover Date, the Borrower fails to deliver a Reserve Report pursuant to Section 8.12, then until such delivery the Applicable Margin and the Commitment Fee Rate mean the rate per annum set forth on the grid when the Utilization Percentage is at its highest level; and
at any time on and after the Investment Grade Changeover Date, based upon the ratings by the Rating Agencies applicable on such date to the Index Debt:

Ratings Grid
Index Debt Rating (Moody’s/ S&P/Fitch)	Pricing Level I ≥ Baa1/BBB+/ BBB+	Pricing Level II Baa2/BBB/ BBB	Pricing Level III Baa3/BBB-/ BBB-	Pricing Level IV Ba1/BB+/ BB+	Pricing Level V ≤ Ba2/BB/ BB
Eurodollar Loans	1.125%	1.250%	1.500%	1.750%	2.000%
ABR Loans	0.125%	0.250%	0.500%	0.750%	1.000%
Commitment Fee Rate	0.125%	0.150%	0.200%	0.275%	0.350%

For purposes of the foregoing, (a) if only one rating is determined, the Pricing Level corresponding to that rating shall apply; (b) if there are only two ratings, then (i) if there is a one Pricing Level difference between the two ratings, then the Pricing Level corresponding to the higher rating shall be used (with the rating for Pricing Level I being the highest and the rating for Pricing Level V being the lowest), and (ii) if there is a greater than one Pricing Level difference between the ratings, then the Pricing Level that is one Pricing Level below the higher rating will be used; (c) if there are three ratings, then (i) if all three ratings correspond to the same Pricing Level, that Pricing Level shall apply, (ii) if all three are at different Pricing Levels, the middle Pricing Level shall apply and (iii) if two ratings correspond to the same Pricing Level and the third is different, the Pricing Level corresponding to the two same Pricing Levels shall apply; (d) subject to the last paragraph of this definition, if none of the Rating Agencies shall have in effect a rating (other than by reason of the circumstances referred to in the next succeeding paragraph of this definition), then the Pricing Level shall be deemed to be Pricing Level V; and (e) if the ratings established or deemed to have been established by the Rating Agencies shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
If all of the Rating Agencies shall at any time fail to have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the immediately preceding paragraph of this definition), the Borrower may seek and obtain a rating of the Facility from one or more of the Rating Agencies, and on and after the date on which such rating of the Facility is obtained until such time (if any) that a rating for the Index Debt becomes effective again, the Applicable Margin shall be based on such rating or ratings of the Facility in the same manner as provided herein with respect to the ratings for the Index Debt.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I; provided that if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Exposures then outstanding.
“Approved Counterparty” means 6.13 any Lender or any Affiliate of a Lender and 6.14 any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher (or whose obligations under the relevant Swap Agreement are guaranteed by a Person that meets such long term senior unsecured debt rating test).

“Approved Petroleum Engineers” means 6.15 Netherland, Sewell & Associates, Inc., 6.16 Ryder Scott Company Petroleum Consultants, L.P., 6.17 Cawley, Gillespie & Associates, Inc., 6.18 Pinnacle Energy Services, LLC and 6.19 any other independent petroleum engineers reasonably acceptable to the Administrative Agent.
“Arranger” means Wells Fargo Securities, LLC, in its capacity as the sole book runner and sole lead arranger hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefiting Guarantor” means a Guarantor for which funds or other support are necessary for such Guarantor to constitute an Eligible Contract Participant.
“Benefit Plan” means any of 6.20 an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, 6.21 a “plan” as defined in Section 4975 of the Code or 6.22 any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bison Drilling” means Bison Drilling and Field Services LLC, a Delaware limited liability company, formerly known as Windsor Drilling LLC.
“BHC Act Affiliate” has the meaning assigned such term in Section 12.20(b)(i).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Base” means, prior to the Investment Grade Changeover Date, at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(n)(iii), or Section 9.12(d).
“Borrowing Base Deficiency” occurs if, prior to the Investment Grade Changeover Date, at any time the total Revolving Credit Exposures exceed the Borrowing Base then in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.
“Capitalization” means the sum, at any time outstanding and without duplication, of 6.23 Total Net Debt plus 6.24 Stockholders’ Equity.
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Bank or the Lenders, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Provider” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Parent Guarantor, the Borrower or any of their Restricted Subsidiaries having a fair market value in excess of $25,000,000 not fully covered by insurance, subject to normal deductibles.
“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower.
“Change in Law” means 6.25 the adoption of any law, treaty, rule or regulation after the date of this Agreement, 6.26 any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or 6.27 compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith (whether or not having the force of law) or in implementation thereof, and (b) all requests, rules, regulations, guidelines, interpretations, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall, in each case, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be 6.28 modified from time to time pursuant to Section 2.06 and Section 2.07A and 6.29 modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Commitments” means the aggregate amount of the Commitments of all Lenders. The amount representing each Lender’s Commitment shall (a) at any time before the Investment Grade Changeover Date, be the least of such Lender’s (i) Maximum Credit Amount, (ii) Elected Commitment Amount and (iii) Applicable Percentage of the then effective Borrowing Base, and (b) at any time on and after the Investment Grade Changeover Date, be such Lender’s Maximum Credit Amount.
“Commitment Fee Rate” means the applicable rate per annum set forth opposite the “Commitment Fee Rate” in the definition of “Applicable Margin”.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and any successor statute.
“Consolidated Net Income” means with respect to the Parent Guarantor and the Consolidated Restricted Subsidiaries, for any period of determination, the aggregate of the net income (or loss) of the Parent Guarantor and the Consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: 6.30 the net income of an Unrestricted Subsidiary or any Person in which the Parent Guarantor or any Consolidated Restricted Subsidiaries have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent Guarantor and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such Unrestricted Subsidiary or other Person to the Parent Guarantor or to a Consolidated Restricted Subsidiary, as the case may be; 6.31 the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; 6.32 the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; 6.33 any extraordinary gains or losses during such period and 6.34 any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and provided further that if the Parent Guarantor or any Consolidated Restricted Subsidiary shall acquire or dispose of any Property during such period or a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, disposition or redesignation, as if such acquisition, disposition or redesignation had occurred on the first day of such period.
“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Parent Guarantor and the Consolidated Restricted Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom, in each case for the Parent Guarantor and the Restricted Subsidiaries: 6.35 all current liabilities (excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve (12) months after the time as of which the amount thereof is being computed, and (b) current maturities of Total Debt); and 6.36 the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on the Parent Guarantor’s consolidated balance sheet as of a date no earlier than the date of the Parent Guarantor’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP.
“Consolidated Restricted Subsidiary” means each Consolidated Subsidiary that is a Restricted Subsidiary.

“Consolidated Subsidiaries” means each Subsidiary of the Parent Guarantor (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent Guarantor in accordance with GAAP.
“Consolidated Unrestricted Subsidiary” means each Consolidated Subsidiary that is an Unrestricted Subsidiary.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” has the meaning assigned such term in Section 12.20(b)(ii).
“Covered Party” has the meaning assigned such term in Section 12.20.
“Customary Recourse Exceptions” means, with respect to any Debt of a first Person that is generally non-recourse to a second Person, liability of such second Person with respect to such Debt arising out of the voluntary bankruptcy of any Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“Debt” means, for any Person, the sum of the following (without duplication): 6.37 all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; 6.38 all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; 6.39 all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services, but excluding those from time to time incurred in the ordinary course of business that are not greater than sixty (60) days past the date such payment is due or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; 6.40 all obligations under Capital Leases; 6.41 all obligations under Synthetic Leases; 6.42 all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; 6.43 all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or with respect to which such Person otherwise assures a creditor against loss in respect of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; 6.44 all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; 6.45 obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; 6.46 obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; 6.47 any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; 6.48 Disqualified Capital Stock; and 6.49 the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding the foregoing, “Debt” shall not include (i) any obligation arising from agreements of the Parent Guarantor, the Borrower or any Restricted Subsidiary providing for indemnification, contribution, adjustment of purchase price, earn-outs, holdbacks, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests of a Restricted Subsidiary in a transaction permitted by this Agreement, (ii) any obligation of a Loan Party in connection with a DrillCo pursuant to the agreement or agreements governing such DrillCo, including obligations to repurchase or otherwise purchase or acquire DrillCo Properties, (iii) any equity commitment letter or any direct or indirect guaranty of, or other support for, an obligation or commitment to make an equity Investment if, at the time such letter or other support is made or provided, the Investment contemplated thereby could have been made pursuant to Section 9.05 (including any such letter or other support that serves as collateral securing, a guaranty of, or other credit support for, Debt of the Person in which such Investment is to be made, or otherwise assures a creditor of the Person in which such Investment is to be made against loss in respect of the Debt of such Person), or (iv) for the avoidance of doubt, Swap Obligations and direct or indirect guaranties thereof, and other credit support therefor.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned such term in Section 12.20(b)(iii).
“Defaulting Lender” means any Lender that 6.50 has failed to (a) fund all or any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (b) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within three Business Days of the date when due, 6.51 has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), 6.52 has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or 6.53 has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law, (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (c) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of 6.54 the Maturity Date and 6.55 the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated. Notwithstanding the foregoing, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders of the Equity Interest have the right to require the Borrower to repurchase or redeem such Equity Interest upon or following the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock if the terms of such Equity Interest provide that the Parent Guarantor or the relevant Restricted Subsidiary may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 9.04 hereof.
“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“DrillCo” means an entity jointly formed, or an arrangement evidenced by a participation, development, production or similar agreement entered into, in each case, by a Loan Party and one or more other Persons (together with its or their Affiliates, each, a “DrillCo Party”) that 6.56 provides for a DrillCo Party to fund the majority of the capital for the development of one or more Properties and 6.57 enables the Loan Parties to achieve one of more of the following objectives: minimization of capital deployment to non-core assets; acceleration of drilling schedule; retention of potentially expiring acreage; or enhancement of long-term value of assets in lieu of outright sale thereof.
“DrillCo Party” has the meaning assigned to such term in the definition of DrillCo.
“DrillCo Properties” means 6.58 in the case of a DrillCo that is an entity, all Properties contributed, sold or otherwise conveyed to such DrillCo and all Equity Interests in such DrillCo, 6.59 in the case of a DrillCo that is an agreement, all Properties subject to such agreement, including Properties directly or indirectly conveyed from time to time to a DrillCo Party and therefore no longer owned by a Loan Party, 6.60 funds and other Property received from a DrillCo Party in connection with a DrillCo, and 6.61 direct and indirect proceeds of any of the foregoing.
“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: 6.62 interest, income taxes, depreciation, depletion, amortization, exploration expenses, extraordinary items and other similar noncash charges, including expenses relating to stock-based compensation, hedging, and ceiling test impairments, and 6.63 any reasonable expenses and charges (up to an aggregate of $100,000,000 during any calendar year) related to any Investment, acquisition, disposition, offering of Equity Interests, recapitalization, or issuance or incurrence of Debt not prohibited hereunder (in each case, whether or not successful), minus all noncash income added to Consolidated Net Income.
“EEA Financial Institution” means 6.64 any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, 6.65 any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or 6.66 any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 6.01 and 6.02(a) – (d) are satisfied (or waived in accordance with Section 12.02).

“Elected Commitment Amount” means, with respect to any Lender, the amount which is equal to the product of the percentage for such Lender as set forth on Annex I and the then effective Aggregate Elected Commitment Amount, as the same may be modified from time to time pursuant to Section 2.07A.
“Elected Commitment Amount Increase Agreement” has the meaning assigned to such term in Section 2.07A(b)(ii)(F).
“Eleventh Amendment Effective Date” means June 28, 2019.
“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.
“Energen” means Energen Corporation and its Subsidiaries.
“Energen Merger” means the merger of Energen Merger Sub with and into Energen Corporation, with Energen Corporation as the surviving entity.
“Energen Merger Sub” means Sidewinder Merger Sub Inc., an Alabama corporation.
“Energen Transaction” means (a) the formation and capitalization of Energen Merger Sub and (b) the Energen Merger.
“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Parent Guarantor, the Borrower or any Restricted Subsidiaries are conducting, or at any time have conducted business, or where any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiaries is located, including the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.
“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as well as the rules and regulations promulgated thereunder.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Parent Guarantor, the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned such term in Section 10.01.
“Excepted Liens” means: 6.67 Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; 6.68 Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; 6.69 landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or ordinary course of business contracts or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; 6.70 contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-in and farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent Guarantor, the Borrower or their Restricted Subsidiaries or materially impair the value of such Property subject thereto; 6.71 Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent Guarantor, the Borrower or their Restricted Subsidiaries to provide collateral to the depository institution; 6.72 easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Parent Guarantor, the Borrower or their Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent Guarantor, the Borrower or their Restricted Subsidiaries or materially impair the value of such Property subject thereto; 6.73 Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and 6.74 judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
“Excluded Swap Obligations” means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Swap Obligation, if and to the extent that, all or a portion of the joint and several liability or the guaranty of such Loan Party for, or the grant by such Loan Party of a security interest or other Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or the grant of such security interest or other Lien becomes effective with respect to, or any other time such Loan Party is by virtue of such guarantee or grant of such security interest or other Lien otherwise deemed to enter into, such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee, security interest or other Lien is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, 6.75 income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, 6.76 any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(b) or Section 5.03(d).
“Existing Guaranty and Collateral Agreement” means that certain Amended and Restated Guaranty and Collateral Agreement, dated as of July 24, 2012, by and among the Borrower, the Parent Guarantor, the other grantors party thereto, and the Administrative Agent, as amended and supplemented to the date hereof, and as the same may be further amended, modified or supplemented from time to time.
“Facility” means the revolving credit facility provided for in this Agreement.
“FATCA” means Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions); provided that FATCA shall also include any amendments to Sections 1471 through 1474 of the Code if, as amended, FATCA provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.
“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain fee letter between the Administrative Agent and the Borrower dated August 5, 2010.
“Fifth Amendment Effective Date” means November 28, 2017.
“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Parent Guarantor.
“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).
“Fitch” means Fitch Ratings Ltd. and any successor thereto that is a nationally recognized rating agency.

“Foreign Lender” means any Lender that is not (a) an individual who is a citizen or resident of the United States of America; (b) a partnership or a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States of America; (c) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (d) a trust if (i) a court within the United States of America is able to exercise primary supervision over the administration of the trust and one or more “United States person” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Parent Guarantor, the Borrower, any Subsidiary, any of their Properties, the Administrative Agent, the Issuing Bank or any Lender.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Guarantor” means each Person that guarantees the Indebtedness pursuant to Section 8.14(b) or 8.14(d).
“Guaranty Agreement” means an agreement executed by the Guarantors in form and substance satisfactory to the Administrative Agent, unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: 6.77 any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; 6.78 Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and 6.79 radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical waste.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“IBA” has the meaning set forth in Section 1.07.
“Immaterial Subsidiary” means any Restricted Subsidiary that is not a Material Subsidiary.
“Indebtedness” means any and all amounts owing or to be owing by the Parent Guarantor, the Borrower or any other Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): 6.80 to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; 6.81 to any Secured Swap Party under any Secured Swap Obligations (provided that notwithstanding anything to the contrary herein or in any other Loan Document, “Indebtedness” shall not include with respect to any Person any Excluded Swap Obligations of such Person); 6.82 to any Cash Management Provider in respect of any Cash Management Agreement, and 6.83 all renewals, extensions and/or rearrangements of any of the above.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning set forth in Section 12.03(b).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Parent Guarantor that is not guaranteed by any other Person (other than a Restricted Subsidiary) or subject to any other credit enhancement.
“Information” has the meaning set forth in Section 12.11.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means 6.84 with respect to any ABR Loan, the last day of each March, June, September and December and 6.85 with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that 6.86 if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and 6.87 any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).
“Interim Redetermination Date” means the date on which a Borrowing Base that has been determined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).
“Investment” means, for any Person: 6.88 the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); 6.89 the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or 6.90 the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.
“Investment Grade Changeover Date” means the date on which the Borrower both (a) delivers to the Administrative Agent an irrevocable written notice of its election to effectuate the Investment Grade Changeover Date, together with a certificate of a Responsible Officer of the Parent Guarantor or the Borrower confirming that: (i) the Parent Guarantor has two or more of the following credit ratings: (A) an Index Debt rating from Moody’s of Baa3 or better, (B) an Index

Debt rating from S&P of BBB- or better, or (C) an Index Debt rating from Fitch of BBB- or better; (ii) no Default or Event of Default exists; (iii) the release of the Security Instruments does not violate the terms of any Secured Swap Agreement or Cash Management Agreement; and (iv) the Swap Agreements (including the Secured Swap Agreements) and the Cash Management Agreements of the Borrower and its Restricted Subsidiaries are not otherwise secured (except to the extent secured by a Lien permitted pursuant to Section 9.03); and (b) delivers to the Administrative Agent a new Guaranty Agreement in connection with the release and termination of the Existing Guaranty and Collateral Agreement on the Investment Grade Changeover Date, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and shall, as of the Investment Grade Changeover Date, evidence guarantees made by such Persons as shall be required to be or become Guarantors pursuant to Section 8.14(d).
“Issuing Bank” means Wells Fargo, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Commitment” means, at any time, 6.91 $150,000,000 for Letters of Credit issued with respect to Qualified Midstream Persons, Qualified Midstream Assets and activities associated therewith and 6.92 $30,000,000 for all other Letters of Credit.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of 6.93 the aggregate undrawn amount of all outstanding Letters of Credit at such time plus 6.94 the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, and subject to the implementation of a Replacement Rate in accordance with Section 5.06, the rate appearing on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period; provided that such rate shall never be less than 0.0%. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to 6.95 the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or 6.96 production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent Guarantor, the Borrower or any Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Loan Party” means, collectively, the Borrower and each Guarantor.
“Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, two or more Lenders having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, two or more Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on 6.97 the business, operations, Property or condition (financial or otherwise) of the Parent Guarantor, the Borrower and their Restricted Subsidiaries taken as a whole, 6.98 the ability of the Parent Guarantor, the Borrower, any Restricted Subsidiaries or any other Guarantor to perform any of its obligations under any Loan Document, 6.99 the validity or enforceability of any Loan Document or 6.100 the rights and remedies of or benefits available to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document.
“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Parent Guarantor, the Borrower or

their Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Guarantor, the Borrower or their Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.
“Material Subsidiary” means, as of any date, any Restricted Subsidiary of the Parent Guarantor that, together with its Restricted Subsidiaries, as of the last day of the fiscal quarter of the Parent Guarantor most recently ended for which Parent Guarantor’s annual or quarterly consolidated financial statements are available at the time of the Borrower’s written notice under Section 8.14(d)(ii), contributed greater than 10.0% of the Consolidated Net Tangible Assets for such quarter.
“Maturity Date” means November 1, 2022.
“Maximum Credit Amount” means, as to each Lender, (i) prior to the Investment Grade Changeover Date, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amount”, and (ii) on and after the Investment Grade Changeover Date, such Lender’s Elected Commitment Amount in effect immediately prior to the occurrence of the Investment Grade Changeover Date, in each case of clauses (i) and (ii), as such amount may be 6.101 reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), 6.102 on and after the Investment Grade Changeover Date, increased from time to time pursuant to Section 2.06(c), or 6.103 modified from time to time pursuant to any assignment permitted by Section 12.04(b).
“Maximum Credit Amount Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii).
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (b) if the Borrower agrees to deliver Cash Collateral consisting of property other than cash or deposit account balances, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgaged Property” means any Property owned by the Parent Guarantor, the Borrower or any other Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.
“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).
“Ninth Amendment Closing Date” means November 29, 2018.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Oil and Gas Properties” means 6.104 Hydrocarbon Interests; 6.105 the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; 6.106 all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; 6.107 all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; 6.108 all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; 6.109 all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and 6.110 all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Other Secured Persons” means, prior to the Investment Grade Changeover Date, each Lender, each Issuing Bank, each Secured Swap Party, each Indemnitee and any legal owner, holder, assignee or pledgee of any of the Indebtedness.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.
“Parent Guarantor” means Diamondback Energy, Inc., a Delaware corporation.
“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(iii).
“Permitted Acquisitions” means Investments in Persons (each, a “Permitted Acquisition Target”) engaged primarily in the business of acquiring, developing and producing Oil and Gas Properties or transporting or processing Hydrocarbons from or attributable to such Oil and Gas Properties, in each case if immediately after making such Investment, either (i) such Person shall merge into the Borrower or a Guarantor or (ii) such Person shall be a wholly-owned Subsidiary and the Borrower shall comply with Section 8.14(b) within the time period specified therein.
“Permitted Acquisition Target” has the meaning set forth in the definition of “Permitted Acquisitions”.
“Permitted Holders” means 6.111 Wexford Capital LP and any Affiliated funds, investment vehicles, holding companies or other entities directly or indirectly owned, managed or controlled by Wexford Capital LP or any other Person that is a Permitted Holder, 6.112 any general partner, managing member or managing partner of any of the Persons described in clause (a) above and 6.113 the Parent Guarantor.
“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to repay, repurchase, redeem, defease, refund, replace, acquire or otherwise retire or refinance, all or part of any other Debt (the “Refinanced Debt”); provided that 6.114 such new Debt is in an aggregate principal amount not in excess of the sum of (a) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (b) an amount necessary to pay any accrued and unpaid interest on such Refinanced Debt and any fees and expenses, including premiums, related to such exchange or refinancing; 6.115 such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; 6.116 such new Debt’s stated interest rate, fees, and premiums are on “market” terms; 6.117 such new Debt does not contain covenants that, taken as a whole, are materially more onerous to the Parent Guarantor, the Borrower and the Restricted Subsidiaries than those imposed by the Refinanced Debt and 6.118 if the Refinanced Debt (or any guarantee thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement), then such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt or is otherwise subordinated on terms substantially reasonably satisfactory to the Administrative Agent.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which 6.119 is currently or hereafter sponsored, maintained or contributed to by the Parent Guarantor, the Borrower, a Subsidiary or an ERISA Affiliate or 6.120 was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Parent Guarantor, Borrower, a Subsidiary or an ERISA Affiliate.

“Pricing Level” means, on and after the Investment Grade Changeover Date, the applicable category of rating level contained in clause (b) of the definition of “Applicable Margin”, which is based on the rating of the Index Debt (or the Facility as provided for in the last sentence of the definition of “Applicable Margin”, as applicable) by one or more of the Rating Agencies.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.
“Pro Forma Property” has the meaning assigned such term in Section 9.18(a)(i)(A)(III).
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).
“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned such term in Section 12.20(b)(iv).
“QFC Credit Support” has the meaning assigned such term in Section 12.20.
“Qualified Midstream Assets” means assets used in the gathering, distributing, marketing, treating, processing, transporting of, or storage, disposal, or other handling of, Hydrocarbons, water, sand, minerals, chemicals or other products or substances commonly created, used, recovered, produced or processed in the conduct of the oil and gas business, including compression, pumping, treatment and disposal facilities, gathering lines and systems, and other assets commonly considered midstream assets or useful in connection with the conduct of midstream operations and Equity Interests in Qualified Midstream Persons. For the avoidance of doubt, the Qualified Midstream Assets do not include any Oil and Gas Properties included in the Borrowing Base.
“Qualified Midstream Person” means (a) any Person if (i) substantially all of the assets of such Person consist of or will consist of Qualified Midstream Assets or (ii) all or substantially all of such Person’s business is ownership of, operation of, construction or development of, or direct or indirect investment in, Qualified Midstream Assets and (b) Rattler Midstream LP, Rattler Midstream Operating LLC, Rattler Midstream GP LLC and Tall City Towers LLC.
“Qualified Professional Asset Manager” has the meaning assigned to such term in Section 12.19(a)(iii).
“Rating Agency” means S&P, Moody’s, or Fitch.
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt, except as provided in the definition of the term “Senior Unsecured Notes”. “Redeem” has the correlative meaning thereto.
“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).
“Register” has the meaning assigned such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Remedial Work” has the meaning assigned such term in Section 8.10(a).
“Replacement Rate” has the meaning assigned such term in Section 5.06.
“Required Lenders” means, at any time while no Loans or LC Exposure is outstanding, two or more Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, two or more Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas

Properties of the Parent Guarantor the Borrower and the Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.
“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Parent Guarantor.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent Guarantor, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent Guarantor, the Borrower or any Restricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor or the Borrower that is not an Unrestricted Subsidiary.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (which are, as of the Effective Date: Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions‑related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned fifty percent (50%) or more, individually or in the aggregate, directly or indirectly, by any such Person or Persons described in the foregoing clause (a).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).
“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Swap Agreement” means any Swap Agreement between the Parent Guarantor, the Borrower or any Restricted Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person ceases to be a Lender or an Affiliate of a Lender for any reason (any such Person, a “Secured Swap Party”). For the avoidance of doubt, for purposes of this definition and the definitions of “Secured Swap Party” and “Secured Swap Obligations,” the term “Lender” includes each Person that was a “Lender” under the Existing Credit Agreement at the relevant time.
“Secured Swap Obligations” means all amounts and other obligations owing to any Secured Swap Party under any Secured Swap Agreement; provided that, for the avoidance of doubt, if a Secured Swap Party ceases to be a Lender (or an Affiliate of a Lender), then the Secured Swap Obligations owing to such Secured Swap Party under any such Secured Swap Agreement shall not include any obligations arising from transactions entered into after the time that such Secured Swap Party ceases to be a Lender or an Affiliate of a Lender.
“Secured Swap Party” has the meaning assigned to such term in the definition of Secured Swap Agreement.
“Security Instruments” means the Guaranty Agreement (including, with respect to the period before the Investment Grade Changeover Date, the Existing Guaranty and Collateral Agreement), mortgages, deeds of trust and other agreements, instruments or certificates in existence on the Effective Date and described in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Parent Guarantor, the Borrower or any other Person (other than Swap Agreements with a Secured Swap Party or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
“Senior Unsecured Notes” means Debt in the form of unsecured senior or senior subordinated notes issued by the Parent Guarantor or the Borrower, including exchange notes issued in exchange therefor pursuant to any registration rights agreement (it being agreed that any such exchange or offer to exchange shall not constitute a Redemption or an offer to Redeem for purposes of this Agreement), and, in each case, any guarantees thereof by the Parent Guarantor, the Borrower or a Guarantor; provided that 6.121 at the time of incurring such Debt (a) no Default has occurred and is then continuing and (b) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment, redemption or satisfaction and discharge of Debt with the proceeds of such incurrence and for the avoidance of doubt, including pro forma compliance with Section 9.01(a)(i)), 6.122 such Debt does not have any scheduled amortization prior to 91 days after the Maturity Date, 6.123 such Debt does not mature sooner than 91 days after the Maturity Date, 6.124 the terms of such Debt are not materially more onerous, taken as a whole, than the terms of this Agreement and the other Loan Documents, 6.125 such Debt and any guarantees thereof are on prevailing market terms for similarly situated companies and 6.126 with respect to Senior Unsecured Notes issued after the Effective Date, unless such adjustment is waived in accordance with Section 12.02, the Borrowing Base is adjusted as contemplated by Section 2.07(f) and the Borrower makes any prepayment required under Section 3.04(c)(iii).
“Sixth Amendment Closing Date” means May 25, 2018.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Stockholders’ Equity” means, as of the time for which any determination thereof is to be made, 6.127 stockholders’ equity of the Parent Guarantor and its Consolidated Restricted Subsidiaries determined in accordance with GAAP as adjusted by 6.128 either adding the amount by which such stockholders’ equity shall have been reduced by reason of any non-cash loss or subtracting the amount by which such stockholders’ equity shall have been increased by reason of any non-cash gain, in either case from changes in mark-to-market value of hedges, net of tax, resulting from the requirements of ASC Topic 815.
“Subsidiary” means: 6.129 any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Parent Guarantor, the Borrower or one or more of their Subsidiaries and 6.130 any partnership of which the Parent Guarantor, the Borrower or any of their Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Parent Guarantor or the Borrower, as the context requires.
“Supported QFC” has the meaning assigned such term in Section 12.20.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or its Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, including any such obligation comprised of a guaranty or a security interest or other Lien.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, 6.131 for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and 6.132 for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.
“Third Amendment Effective Date” means June 21, 2016.
“Total Debt” means, at any date, all Debt of the Parent Guarantor and the Consolidated Restricted Subsidiaries on a consolidated basis, excluding non-cash obligations under ASC 815.
“Total Net Debt” means Total Debt, net of all cash and cash equivalents of the Parent Guarantor and the Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP (excluding any portion of such aggregate amount of such cash and cash equivalents that appears (or would be required to appear) as “restricted” on a consolidated sheet of the Parent Guarantors and the Restricted Subsidiaries prepared in accordance with GAAP).
“Total Net Debt to Capitalization Ratio” means the ratio of 6.133 Total Net Debt to 6.134 Capitalization.
“Transactions” means, with respect to 6.135 the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and 6.136 each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties pursuant to the Security Instruments.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.
“Unrestricted Subsidiary” means any Subsidiary of the Parent Guarantor or the Borrower designated as such on Schedule 7.14 from time to time pursuant to Section 9.19 or which the Parent Guarantor or the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.19, until such time as the Parent Guarantor or the Borrower redesignates such Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Agreement.
“USA PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“U.S. Special Resolution Regimes” has the meaning assigned such term in Section 12.20.
“Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures on such day, and the denominator of which is the Borrowing Base in effect on such day.
“Viper MLP” has the meaning assigned to such term in Section 9.05(n).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).
Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Parent Guarantor’s or the Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Parent Guarantor, the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (g) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (h) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Interest Rates; LIBOR Notifications. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans.  In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 3.03(b) of this Agreement, and as set forth in Section 3.03 and Section 5.06, the Administrative Agent will notify the Borrower in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any Replacement Rate, including without limitation, whether the composition or characteristics of any such Replacement Rate, as it may or may not be adjusted, will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

THE CREDITS
Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (j) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.
Loans and Borrowings.
1.    Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
2.    Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
3.    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000; provided that, notwithstanding the foregoing, an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
4.    Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of 1. any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or 2. any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
5.    Loans and Borrowings under the Existing Credit Agreement. On the Effective Date:
•    the Borrower shall pay all accrued and unpaid commitment fees, break funding fees under Section 5.02 and all other fees that are outstanding under the Existing Credit Agreement for the account of each “Lender” under the Existing Credit Agreement;

•    each “ABR Loan” and “Eurodollar Loan” outstanding under the Existing Credit Agreement shall be deemed to be continued as existing Loans under this Agreement and not as a novation;
•    any letters of credit outstanding under the Existing Credit Agreement shall be deemed issued under this Agreement; and
•    the Existing Credit Agreement and the commitments thereunder shall be superseded by this Agreement.
It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder. To the extent not amended and restated as of the Effective Date, the Loan Documents executed in connection with the Existing Credit Agreement and in effect prior to the Effective Date (the “Existing Loan Documents”) shall continue in full force and effect, are hereby ratified, reaffirmed and confirmed in all respects, and shall, for the avoidance of doubt, constitute “Loan Documents” under this Agreement. The terms of the Loan Documents that correspond to the Existing Loan Documents that have been amended and restated as of the Effective Date shall govern for any period occurring on or after the Effective Date, and the terms of such Existing Loan Documents prior to their amendment and restatement shall govern for any period beginning before the Effective Date and ending on the day immediately preceding the Effective Date. In furtherance of the foregoing, • each reference in any Loan Document to the “Credit Agreement”, any other Loan Document that is being amended and restated as of the Effective Date, “thereunder”, “thereof” or words of like import, is hereby amended, mutatis mutandis, as applicable in the context, to be a reference to, and shall thereafter mean, this Agreement or such other amended and restated Loan Document, as applicable in the context (as each may be amended, modified or supplemented and in effect from time to time) and • the definition of any term defined in any Loan Document by reference to the terms defined in the “Credit Agreement” or any other Loan Document that is being amended and restated as of the Effective Date is hereby amended to be defined by reference to the defined term in this Agreement or such other amended and restated Loan Document, as applicable (as each may be amended, modified or supplemented and in effect from time to time).
Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone § in the case of a Eurodollar Borrowing, not later than 12:00 noon, Houston, Texas time, three Business Days before the date of the proposed Borrowing or § in the case of an ABR Borrowing, not later than 11:00 A.M., Houston, Texas time, on the Business Day of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic communication or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Parent Guarantor and the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

•    the aggregate amount of the requested Borrowing;
•    the date of such Borrowing, which shall be a Business Day;
•    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
•    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
•    the amount of the then effective Borrowing Base (only if such requested Borrowing is to be made prior to the Investment Grade Changeover Date), the Aggregate Elected Commitment Amount (only if such requested Borrowing is to be made prior to the Investment Grade Changeover Date), and the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and
•    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., (x) prior to the Investment Grade Changeover Date, the least of the Aggregate Maximum Credit Amounts, the Aggregate Elected Commitment Amount, and the then effective Borrowing Base or (y) on and after the Investment Grade Changeover Date, the Aggregate Maximum Credit Amounts).
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Interest Elections.
6.    Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
7.    Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic communication or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Parent Guarantor and the Borrower.
8.    Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
•    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);
•    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
•    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
•    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
9.    Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
10.    Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if (x) an Event of Default or (y) solely with respect to the period prior to the Investment Grade Changeover Date, a Borrowing Base Deficiency has occurred and is continuing: 1. no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and 2. unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Funding of Borrowings.
11.    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
12.    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at 1. in the case of such Lender, the greater of the

Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or 2. in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Termination, Reduction, and Increase of Aggregate Maximum Credit Amounts.
13.    Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or, prior to the Investment Grade Changeover Date, the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.
14.    Optional Termination and Reduction of Aggregate Maximum Credit Amounts.
•    The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that o each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and o the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments.
•    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated, in each case except pursuant to an increase of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(c) or an amendment to this Agreement in accordance with Section 12.02. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
15.    Optional Increase of Aggregate Maximum Credit Amounts. On and after the Investment Grade Changeover Date:
•    Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Maximum Credit Amounts then in effect by increasing the Maximum Credit Amount of a Lender or by causing a Person that is acceptable to the Administrative Agent (and not excluded by Section 12.04(b)(ii)(E)) that at such time is not a Lender to become a Lender (an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be the Borrower or an Affiliate of a Borrower.

•    Any increase in the Aggregate Maximum Credit Amounts shall be subject to the following additional conditions:
o    such increase shall not be less than $25,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Maximum Credit Amounts would exceed the sum of the Borrowing Base in effect on the date immediately prior to the Investment Grade Changeover Date plus $500,000,000;
o    no Default shall have occurred and be continuing on the effective date of such increase;
o    on the effective date of such increase, if any Eurodollar Borrowings are outstanding, then (I) the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings, (II) the Lenders shall each take a ratable share of such increase, (III) the Borrower shall pay compensation required by Section 5.02, or (IV) such compensation shall have been waived in accordance with Section 12.02;
o    no Lender’s Maximum Credit Amount may be increased without the consent of such Lender;
o    if the Borrower elects to increase the Aggregate Maximum Credit Amounts by increasing the Maximum Credit Amount of a Lender, then (I) the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit H-3 (an “Maximum Credit Amount Increase Certificate”) and (II) the Borrower shall (y) if requested by such Lender, deliver a replacement Note payable to such Lender in a principal amount equal to its increased Maximum Credit Amount, and otherwise duly completed and (z) pay any applicable fees as may have been agreed to between the Borrower, such Lender and/or the Administrative Agent; and
o    if the Borrower elects to increase the Maximum Credit Amount by causing an Additional Lender to become a party to this Agreement, then (I) the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit H-4 (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and (II) the Borrower shall (y) if requested by the Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (z) pay any fees as may have been agreed to between the Borrower, the Additional Lender and/or the Administrative Agent.
•    Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Maximum Credit Amount Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are

outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrower has otherwise satisfied the condition set forth in Section 2.06(c)(ii)(C)): (A) the amount of the Aggregate Maximum Credit Amounts shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Maximum Credit Amounts.
•    Upon its receipt of a duly completed Maximum Credit Amount Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii) and the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, the Administrative Agent shall accept such Maximum Credit Amount Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Maximum Credit Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).
•    Upon any increase in the Aggregate Maximum Credit Amounts pursuant to this Section 2.06, Annex I to this Agreement shall be deemed amended to reflect the Maximum Credit Amount of each Lender (including any Additional Lender) as thereby increased and any resulting changes in the Lenders’ Applicable Percentages.
16.    Investment Grade Changeover Date. As of the Investment Grade Changeover Date, the Aggregate Maximum Credit Amounts shall be automatically adjusted to the extent necessary so that the Aggregate Maximum Credit Amounts equal the Aggregate Elected Commitment Amounts in effect immediately prior to the occurrence of the Investment Grade Changeover, with such reduction being ratable among the Lenders, and Annex I shall be deemed amended to reflect the Aggregate Maximum Credit Amounts and the Maximum Credit Amount of each Lender as so reduced.
Borrowing Base.
17.    Initial Borrowing Base. On the Eleventh Amendment Closing Date, the Borrowing Base is $3.4 billion. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(n)(iii), or Section 9.12(d).

18.    Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined 1. annually if as of the most recent quarter for which financial statements are available immediately prior to September 30th of any year, the ratio of Total Debt to EBITDAX as determined in accordance with Section 9.01(a)(i) is 3.0 to 1.0 or less and 2. semi-annually if the ratio of Total Debt to EBITDAX as determined in accordance with Section 9.01(a)(i) is greater than 3.0 to 1.0, or, notwithstanding clause (i), if the Borrower elects semi-annual redetermination for such year by written notice to the Administrative Agent no later than September 30th of any year (such semi-annual redeterminations to continue until the Borrower notifies the Lender it wishes to revert to annual redeterminations as provided in clause (i)), each in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on May 1st of each year beginning May 1, 2019 for any annual redetermination and on May 1st and November 1st of each year for any semi-annual redetermination. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Lenders, by notifying the Borrower thereof, two times during any twelve month period, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.
19.    Scheduled and Interim Redetermination Procedure.
•    Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of o the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and o such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

•    The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):
o    in the case of a Scheduled Redetermination § if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before (1) April 15th for an annual redetermination or (2) April 15th and October 15th for each semi-annual redetermination, of such year following the date of delivery or § if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and
o    in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.
•    Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to the number of Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.07 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base effective on the date specified in Section 2.07(d).
20.    Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Majority Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base

(the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:
•    in the case of a Scheduled Redetermination, o if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the May 1st or November 1st, as applicable, following such notice, or o if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and
•    in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.
Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(n)(iii), or Section 9.12, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.
21.    Potential Adjustment of Borrowing Base Upon Termination of Swap Agreements. If the Borrower or any Restricted Subsidiary shall terminate or create any off-setting positions which have the economic effect of terminating any Swap Agreements (regardless of how evidenced) upon which the Lenders relied in determining the Borrowing Base, and which would affect the Borrowing Base (after giving effect to any replacement Swap Agreements), then, to the extent required by the Majority Lenders within 10 Business Days of such termination, the Borrowing Base shall be adjusted in an amount determined by the Majority Lenders equal to the economic value of such Swap Agreements.
22.    Reduction of Borrowing Base Upon Issuance of Senior Unsecured Notes. Notwithstanding anything to the contrary contained herein, upon each initial issuance of any Senior Unsecured Notes (which, for the avoidance of doubt, excludes issuances of Senior Unsecured Notes in an exchange offer or in a refinancing of Senior Unsecured Notes) in accordance with Section 9.02(g)(ii), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Senior Unsecured Notes (without regard to any initial issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.

23.    Effect of Investment Grade Changeover Date. Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the provisions of clauses (a) through (f) of this Section 2.07 will be deemed to be inapplicable and shall be disregarded for all purposes herein and in any other Loan Document. For the avoidance of doubt, on and after the Investment Grade Changeover Date, whether or not expressly stated, any and all other references to the Borrowing Base, Proposed Borrowing Base, any Borrowing Base Deficiency, Redetermination Date, Scheduled Redetermination Date, Interim Redetermination Date, Interim Redetermination, Scheduled Redetermination, New Borrowing Base Notice, Proposed Borrowing Base Notice, Reserve Report, Utilization Percentage, and any other correlative terms in this Agreement or in any other Loan Document shall be deemed inapplicable and shall be disregarded to the extent context requires.
i.    Optional Modifications of Aggregate Elected Commitment Amount.
(a)    Establishment of Aggregate Elected Commitment Amount. Prior to the Investment Grade Changeover Date, within the three Business Day period following its receipt of the New Borrowing Base Notice as a result of a Scheduled Redetermination or Interim Redetermination, as applicable, the Borrower shall provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the earliest of the next succeeding Scheduled Redetermination Date or Interim Redetermination Date the amount it requests that the Lenders provide as the Aggregate Elected Commitment Amount in accordance with the following procedure:
•    if the amount of the Aggregate Elected Commitment Amount is unchanged, then each Lender’s Elected Commitment Amount will remain unchanged;
•    if the amount of the Aggregate Elected Commitment Amount is to decrease, then each Lender’s Elected Commitment Amount will be decreased ratably in accordance with its Applicable Percentage of the reduction; and
•    if the amount of the Aggregate Elected Commitment Amount is to increase, then any increase will be effected in accordance with Section 2.07A(b).
24.    Optional Increase of Aggregate Elected Commitment Amount.
•    At any time prior to the Investment Grade Changeover Date, and subject to the conditions set forth in Section 2.07A(b)(ii), the Borrower may increase the Aggregate Elected Commitment Amount then in effect by increasing the Elected Commitment Amount of any one or more Lenders and/or by causing a Person that is reasonably acceptable to the Administrative Agent that at such time is not a Lender (it being agreed that any Affiliate of a Lender shall be deemed acceptable to the Administrative Agent) to become a Lender (an “Additional Lender”).

•    Any increase in the Aggregate Elected Commitment Amount shall be subject to the following additional conditions:
o    such increase shall not (I) result in the Aggregate Elected Commitment Amount or the total Revolving Credit Exposure exceeding the Borrowing Base then in effect and (II) if not in connection with any Scheduled Redetermination or Interim Redetermination, be less than $25,000,000 unless such increase is equal to the remaining difference between the Aggregate Elected Commitment Amount and the Borrowing Base then in effect;
o    following any Scheduled Redetermination Date or Interim Redetermination Date, the Borrower may not increase the Aggregate Elected Commitment Amount more than once before the next Scheduled Redetermination Date or Interim Redetermination Date, as applicable;
o    no Default shall have occurred and be continuing on the effective date of such increase;
o    on the effective date of such increase, if any Eurodollar Borrowings are outstanding, then § the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings, § the Lenders shall each take a ratable share of such increase, § the Borrower shall pay compensation required by Section 5.02, or (IV) such compensation shall have been waived in accordance with Section 12.02;
o    no Lender’s Elected Commitment Amount may be increased without the consent of such Lender;
o    if the Borrower elects to increase the Aggregate Elected Commitment Amount by increasing the Elected Commitment Amount of a Lender, then § the Borrower and such Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit H-1 (an “Elected Commitment Amount Increase Agreement”) and § the Borrower shall • if requested by such Lender, deliver a Note payable to such Lender in a principal amount equal to its increased Maximum Credit Amount, and otherwise duly completed (if its Maximum Credit Amount has also increased) and • pay any fees as may have been agreed to between the Borrower, such Lender and/or the Administrative Agent; and
o    if the Borrower elects to increase the Aggregate Elected Commitment Amount by causing an Additional Lender to become a party to this Agreement, then § the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit H-2 (an “Additional Lender Agreement”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 and § the Borrower shall • if requested by such Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and •

pay any fees as may have been agreed to between the Borrower, the Additional Lender and/or the Administrative Agent.
•    Subject to acceptance and recording thereof pursuant to Section 2.07A(b)(iv), from and after the effective date specified in the Elected Commitment Amount Increase Agreement or the Additional Lender Agreement: o the amount of the Aggregate Elected Commitment Amount shall be increased as set forth therein, and o in the case of an Additional Lender Agreement, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests in Letters of Credit) after giving effect to the increase in the Aggregate Elected Commitment Amount.
•    Upon its receipt of a duly completed Elected Commitment Amount Increase Agreement or an Additional Lender Agreement, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.07A(b)(ii) and the Administrative Questionnaire referred to in Section 2.07A(b)(ii), if applicable, the Administrative Agent shall accept such Elected Commitment Amount Increase Agreement or Additional Lender Agreement and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Commitment Amount shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.07A(b)(iv).
•    Upon any increase in the Aggregate Elected Commitment Amount pursuant to this Section 2.07A(b), o each Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Lender’s percentage of the Aggregate Maximum Credit Amounts equals such Lender’s Applicable Percentage, in each case after giving effect to such increase, and o Annex I to this Agreement shall be deemed amended to reflect the Maximum Credit Amount and Elected Commitment Amount of each Lender (including any Additional Lender) as thereby amended and any resulting changes in the Lenders’ Applicable Percentages.
•    In the event that any Lender’s Maximum Credit Amount increases or decreases as a result of the foregoing clause (v), if requested, the Borrower shall deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed.
•    The Aggregate Elected Commitment Amount shall not exceed 75% of the then effective Borrowing Base at any time the Borrowing Base is only being redetermined annually.

25.    Optional Reduction of Aggregate Elected Commitment Amount. Prior to the Investment Grade Changeover Date:
•    The Borrower may at any time reduce the Aggregate Elected Commitment Amount; provided that o each reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and o the Borrower shall not terminate or reduce the Aggregate Elected Commitment Amount unless, after giving effect to any concurrent prepayment of the Loans, the total Revolving Credit Exposures would not exceed the total Commitments.
•    The Borrower shall notify the Administrative Agent of any election to reduce the Aggregate Elected Commitment Amount under Section 2.07A(c)(i) at least three Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07A(c)(ii) shall be irrevocable. Each reduction of the Aggregate Elected Commitment Amount shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
26.    Effect of Investment Grade Changeover Date. Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the provisions of clauses (a) through (c) of this Section 2.07A will be deemed to be inapplicable and shall be disregarded for all purposes herein and in any other Loan Document. For the avoidance of doubt, on and after the Investment Grade Changeover Date, whether or not expressly stated, any and all other references to the Aggregate Elected Commitment Amount and any other correlative terms in this Agreement or in any other Loan Document shall be deemed inapplicable and shall be disregarded to the extent context requires.
Letters of Credit.
27.    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its, or the Parent Guarantor’s, Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that, prior to the Investment Grade Changeover Date, the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything to the contrary contained in this Agreement, Section 2.08 shall be subject to the terms and conditions of Section 2.09 and Section 2.10. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund, in each case in violation of Sanctions, any activity or business of or with any Sanctioned Person, or involving any country or territory that, at the time of such funding, is a Sanctioned Country or (B) in any other manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator, in either case, with jurisdiction over the Issuing Bank, shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Governmental Requirement relating to the Issuing Bank or any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Eleventh Amendment Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Eleventh Amendment Effective Date and which the Issuing Bank in good faith deems material to it or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally under similar circumstances for similarly situated borrowers; provided that, notwithstanding anything herein to the contrary, (x) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Eleventh Amendment Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.
28.    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

•    requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;
•    specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
•    specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));
•    specifying the amount of such Letter of Credit;
•    specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and
•    specifying o prior to the Investment Grade Changeover Date, the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, o the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and o the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).
Each such notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (x) the LC Exposure shall not exceed the LC Commitment and (y) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e., (x) prior to the Investment Grade Changeover Date, the least of the Aggregate Maximum Credit Amounts, the Aggregate Elected Commitment Amount, and the then effective Borrowing Base or (y) on and after the Investment Grade Changeover Date, the Aggregate Maximum Credit Amounts).
If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.
29.    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of 1. the date fifteen (15) months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, fifteen (15) months after such renewal or extension) and 2. the date that is five Business Days prior to the Maturity Date; provided, however, that any Letter of Credit may provide for the renewal thereof for additional periods, each of which shall not exceed fifteen (15) months (which shall in no event extend beyond the date referred to in clause (ii) above).
30.    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency (solely with respect to the period prior to the Investment Grade Changeover Date, as applicable) or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
31.    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on 1. the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or 2. the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
32.    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of 1. any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, 2. any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, 3. payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or 4. any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
33.    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
34.    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
35.    Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, 1. the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and 2. references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
36.    Cash Collateralization. If 1. any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or 2. the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Guarantor, the Borrower or any Restricted Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Parent Guarantor, the Borrower or any Restricted Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the obligations of the

Parent Guarantor, the Borrower and the other Guarantors under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments, if any, shall be made at the option and sole discretion of the Administrative Agent, but subject to the consent (not to be unreasonably withheld) of the Borrower and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Parent Guarantor, the Borrower and any Restricted Subsidiary under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
Cash Collateral.
37.    At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Bank with respect to such Defaulting Lender (determined after giving effect to Section 2.10(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. The Borrower may use proceeds of Borrowings for the provision of Cash Collateral (so long as no Borrowing Base Deficiency (solely with respect to any time prior to the Investment Grade Changeover Date), Default or Event of Default exists).
•    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Exposure, to be applied pursuant to subsection (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such

Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, within 2 Business Days upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
•    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.09 or Section 2.10 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
•    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Bank shall no longer be required to be held as Cash Collateral pursuant to this Section 2.09 following o the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or o the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.10, the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Defaulting Lenders.
38.    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
•    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.
•    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Bank with respect to such Defaulting Lender in accordance with Section 2.09; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative

Agent and the Borrower, to be held in a deposit account and released pro rata in order to o satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and o Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.09; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if • such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and • such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure are held by the Lenders pro rata in accordance with the Commitment under the Agreement without giving effect to Section 2.10(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
•    Certain Fees.
o    No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
o    Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.09.
o    With respect to any commitment fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall • pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, • pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and • not be required to pay the remaining amount of any such fee.
•    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Applicable Percentage of the Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
•    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.09.
39.    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under this Agreement (without giving effect to Section 2.10(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
40.    New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES
Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.
Interest.
41.    ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
42.    Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
43.    Post-Default Rate and Borrowing Base Deficiency Rate. Notwithstanding the foregoing, 1. if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Parent Guarantor, the Borrower or any other Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and including any payments in respect of a Borrowing Base Deficiency under Section 3.04(c) (solely with respect to the period prior to the Investment Grade Changeover Date, as applicable), then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, and 2. solely with respect to the period prior to the Investment Grade Changeover Date, during any Borrowing Base Deficiency, all Loans outstanding at such time shall bear interest, after as well as before judgment, at the rate then applicable to such Loans, plus the Applicable Margin, if any, plus an additional two percent (2%), but in no event to exceed the Highest Lawful Rate.
44.    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that 1. interest accrued pursuant to Section 3.02(c) shall be payable on demand, 2. in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR

Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and 3. in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
45.    Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
46.    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or
47.    the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, 1. any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and 2. if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
Prepayments.
48.    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

49.    Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder 1. in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Houston, Texas time, three Business Days before the date of prepayment, or 2. in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.
50.    Mandatory Prepayments.
•    If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts or, prior to the Investment Grade Changeover Date, Aggregate Elected Commitment Amount pursuant to Section 2.06(b) or Section 2.07A, the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall immediately (and in any event on the Business Day of such termination or reduction) o prepay the Borrowings in an aggregate principal amount equal to such excess, and o if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).
•    Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than Section 2.07(e) and Section 2.07(f)) or Section 8.13(c), if the total Revolving Credit Exposure exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall o prepay the Borrowings in an aggregate principal amount equal to such excess, and o if the Borrower prepays such Borrowings pursuant to clause (A) of this subsection and any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within ninety (90) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs (and may make such prepayment and/or deposit at any time and from time to time, in whole or in part, prior to the end of such 90-day period); provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date. Notwithstanding the foregoing, this Section 3.04(c)(ii) shall not apply at any time on or after the Investment Grade Changeover Date.

•    Upon any adjustments to the Borrowing Base pursuant to Section 2.07(e), Section 2.07(f), Section 9.05(n)(iii), or Section 9.12(d), if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall o prepay the Borrowings in an aggregate principal amount equal to such excess, and o if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date of such termination, creation of offsetting positions or designation or on the date on which it receives cash proceeds as a result of such issuance or disposition; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date. Notwithstanding the foregoing, this Section 3.04(c)(iii) shall not apply at any time on or after the Investment Grade Changeover Date.
•    Notwithstanding anything to the contrary herein, if the Borrower or any of its Restricted Subsidiaries sells any Property when a Borrowing Base Deficiency or Event of Default exists, then the Borrower shall o prepay the Borrowings in an aggregate principal amount equal to the net cash proceeds received from such sale, and o if any excess remains after prepaying all of the Borrowings and there exists any LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to the lesser of such excess and the amount of such LC Exposure to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Restricted Subsidiary receives cash proceeds as a result of such sale; provided that all payments required to be made pursuant to this Section 3.04(c)(iv) must be made on or prior to the Termination Date. Notwithstanding the foregoing, this Section 3.04(c)(iv) shall not apply at any time on or after the Investment Grade Changeover Date.
•    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.
•    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.
51.    No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.
Fees.
52.    Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee,

which shall accrue at the Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
53.    Letter of Credit Fees. The Borrower agrees to pay 1. to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, 2. to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any calendar year, and 3. to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

54.    Other Fees. The Borrower agrees to pay to the Administrative Agent, for its own account and for the account of each Lender, as applicable, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter.

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS
Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
55.    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, Houston, Texas time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
56.    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied 1. first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and 2. second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
57.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that 1. if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and 2. the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Guarantor, the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Parent Guarantor and the Borrower consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Guarantor or the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Guarantor or the Borrower in the amount of such participation.
Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Disposition of Proceeds. The Security Instruments contain an assignment by the Parent Guarantor, the Borrower and/or the other Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s and/or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the

Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, 58. the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Parent Guarantor, the Borrower and the Restricted Subsidiaries and 59. the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Parent Guarantor, the Borrower and such Restricted Subsidiaries. Notwithstanding the foregoing, the terms of this Section 4.03 shall have no further force or effect on and after the Investment Grade Changeover Date.

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY
Increased Costs.
60.    Eurodollar Changes in Law. If any Change in Law shall:
•    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
•    impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
61.    Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or liquidity or on the capital or liquidity of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
62.    Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
63.    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.
Break Funding Payments. In the event of 64. the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), 65. the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, 66. the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or 67. the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto pursuant to Section 5.04, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of 1. the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over 2. the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Taxes.
68.    Defined Terms. For purposes of this Section 5.03, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
69.    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Parent Guarantor, the Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Parent Guarantor, the Borrower or a Guarantor, as applicable, shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the amounts received with respect to this Agreement equal the sum which would have been received had no such deduction or withholding been made.
70.    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the written direction of the Administrative Agent timely reimburse it for, Other Taxes.
71.    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by the Parent Guarantor, the Borrower or a Guarantor, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent or a Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative

Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
72.    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for 1. any Taxes attributable to such Lender (but only to the extent that the Parent Guarantor, the Borrower or a Guarantor has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Parent Guarantor, the Borrower and the Guarantors to do so) and 2. any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
73.    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
74.    Status of Lenders.
•    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B) and (ii)

(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
•    Without limiting the generality of the foregoing,
o    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
o    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
▪    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party • with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and • with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
▪    executed originals of IRS Form W-8ECI;
▪    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
▪    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3 IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign

Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
o    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
o    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
75.    Treatment of Certain Refunds. If any party determines, in its sole, but reasonable, discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
76.    Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.
Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment 1. would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and 2. would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then 77. such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and 78. all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as

(or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.
Alternate Rate of Interest. If the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that 79. any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or 80. the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with, and subject to approval by, the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 5.06. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including Section 12.02(b)), such amendment shall become effective without any further action or consent of any party to this Agreement (other than the Administrative Agent and the Borrower) so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Majority Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent and the Borrower in connection with this Section 5.06, the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall require the consent of the Borrower, but shall not require the consent of, or consultation with, any of the Lenders). Notwithstanding anything to the contrary in this Section 5.06 or this Agreement, in no event shall the Replacement Rate be less than 0.0%.

CONDITIONS PRECEDENT
Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder, and the continuation of the loans and letters of credit under the Existing Credit Agreement as Loans and Letters of Credit under this Agreement as contemplated by Section 2.02(e), in each case, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):
81.    The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
82.    The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Guarantor, the Borrower and each other Guarantor setting forth 1. resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, 2. the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, 3. specimen signatures of such authorized officers, and 4. the limited liability company agreement, the articles or certificate of incorporation and by-laws or other applicable organizational documents of the Parent Guarantor, the Borrower and such other Guarantor, certified as being true and complete as of the date of such certificate. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Parent Guarantor, the Borrower and such other Guarantor to the contrary.
83.    The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Parent Guarantor, the Borrower and each other Guarantor.
84.    The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the Effective Date.
85.    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

86.    The Administrative Agent shall have received duly executed Notes payable to each Lender in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.
87.    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:
•    be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on substantially all assets of the Borrower and the Guarantors, including a first priority perfected lien on all equipment and at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report; and
•    have received certificates, together with undated stock powers for such certificates, representing all of the issued and outstanding certificated Equity Interests of each of the Restricted Subsidiaries (direct or indirect) of the Borrower.
88.    The Administrative Agent shall have received an opinion of Akin Gump Strauss Hauer & Feld LLP, special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent.
89.    The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower and the Parent Guarantor are carrying insurance in accordance with Section 7.12.
90.    The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report.
91.    The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and the Guarantors.
92.    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.
93.    The Administrative Agent shall have received the financial statements referred to in Section 7.04(a).

94.    The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Parent Guarantor, the Borrower or their Subsidiaries for each of the following jurisdictions: Texas and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.
95.    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 4:00 p.m., Houston, Texas time, on November 22, 2013 (and, in the event such conditions are not so satisfied or waived, at such time this Agreement shall cease to be of any force or effect and the loans and letters of credit outstanding under the Existing Credit Agreement shall continue to be outstanding thereunder).
Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, and the continuation of the loans and letters of credit under the Existing Credit Agreement as Loans and Letters of Credit under this Agreement as contemplated by Section 2.02(e), in each case, is subject to the satisfaction of the following conditions:
96.    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
97.    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
98.    The representations and warranties of the Parent Guarantor, the Borrower and the other Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.
99.    The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.
100.    Except with respect to the continuation of the loans and letters of credit under the Existing Credit Agreement as Loans and Letters of Credit under this Agreement as contemplated by Section 2.02(e), the receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.
Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Parent Guarantor and the Borrower on the date thereof as to the matters specified in Sections 6.02(a) through (d).

REPRESENTATIONS AND WARRANTIES
The Parent Guarantor and the Borrower each represents and warrants to the Lenders that:
Organization; Powers. Each of the Parent Guarantor, the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
Authority; Enforceability. The Transactions are within the Parent Guarantor’s, the Borrower’s and each other Guarantor’s corporate, partnership or other organizational powers and have been duly authorized by all necessary organizational action and, if required, action by any holders of its Equity Interests. Each Loan Document to which the Parent Guarantor, the Borrower and each other Guarantor is a party has been duly executed and delivered by the Parent Guarantor, the Borrower and such other Guarantor and constitutes a legal, valid and binding obligation of the

Parent Guarantor, the Borrower and such other Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Approvals; No Conflicts. The Transactions 101. do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Parent Guarantor, the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than, prior to the Investment Grade Changeover Date, the recording and filing of the Security Instruments and financing statements as required by this Agreement, 102. will not violate any applicable law or regulation or charter, bylaws, limited liability company agreements or other organizational documents of the Parent Guarantor, the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, and 103. will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent Guarantor, the Borrower or any Restricted Subsidiaries or their Properties, or give rise to a right thereunder to require any payment to be made by the Parent Guarantor, the Borrower or any Restricted Subsidiaries and will not result in the creation or imposition of any Lien on any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiaries (other than the Liens created by the Loan Documents).
Financial Condition; No Material Adverse Change.
104.    The Parent Guarantor has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of income, equity and cash flows as of and for the fiscal year ended December 31, 2012, reported on by Grant Thornton LLC, independent public accountants and its unaudited financial statements as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2013, certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.
105.    Since December 31, 2012, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
106.    As of the date hereof, the Parent Guarantor, the Borrower and their Subsidiaries have no material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements, and except those that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Borrower or its Subsidiaries.
Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Parent Guarantor, the Borrower or any Restricted Subsidiary 1. not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or 2. that involve any Loan Document or the Transactions.
Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent Guarantor or the Borrower:
107.    The Parent Guarantor, the Borrower and the Restricted Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;
108.    The Parent Guarantor, the Borrower and the Restricted Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Parent Guarantor, the Borrower nor any Restricted Subsidiary has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;
109.    There are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to either the Parent Guarantor’s or the Borrower’s knowledge, threatened against the Parent Guarantor, the Borrower or any Restricted Subsidiary or any of their respective Properties or as a result of any operations at the Properties;
110.    None of the Properties of the Parent Guarantor, the Borrower or any Restricted Subsidiary contain or have contained any: 1. underground storage tanks; 2. asbestos-containing materials; 3. landfills or dumps; 4. hazardous waste management units as defined pursuant to RCRA or any comparable state law; or 5. sites on or nominated for the National

Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;
111.    There has been no Release or, to the Parent Guarantor’s or the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;
112.    Neither the Parent Guarantor, the Borrower nor any of the Restricted Subsidiaries have received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties and, to the Parent Guarantor’s and the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;
113.    There has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation; and
114.    The Parent Guarantor and the Borrower has made available to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.
Compliance With Laws and Agreements; No Defaults.
115.    The Parent Guarantor, the Borrower and each of the Restricted Subsidiaries are in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
116.    Neither the Parent Guarantor, the Borrower nor any Restricted Subsidiaries are in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Parent Guarantor, the Borrower or any Restricted Subsidiaries to Redeem or make any offer to Redeem Debt under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Parent Guarantor, the Borrower or any Restricted Subsidiaries or any of their Properties are bound.
117.    No Default has occurred and is continuing.
Investment Company. Neither the Parent Guarantor, the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Taxes. The Parent Guarantor, the Borrower and the Restricted Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except 118. Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Guarantor, the Borrower or Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or 119. to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor, the Borrower and the Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Parent Guarantor and the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Parent Guarantor and the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.
ERISA.
120.    The Parent Guarantor, the Borrower, the Restricted Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
121.    Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.
122.    No act, omission or transaction has occurred which could result in imposition on the Parent Guarantor, the Borrower, any

Restricted Subsidiary or any ERISA Affiliate (whether directly or indirectly) of 1. either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or 2. breach of fiduciary duty liability damages under section 409 of ERISA.
123.    Full payment when due has been made of all amounts which the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.
124.    Neither the Parent Guarantor, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.
125.    Neither the Parent Guarantor, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Disclosure; No Material Misstatement.
126.    The Parent Guarantor and the Borrower have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it, or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Parent Guarantor, the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Guarantor, and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Parent Guarantor, the Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Restricted Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. Prior to the Investment Grade Changeover Date, there are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Parent Guarantor, the Borrower and the Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
127.    As of the Sixth Amendment Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Insurance. The Parent Guarantor and the Borrower have, and have caused all of the Restricted Subsidiaries to have, 128. all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and 129. insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.
Restriction on Liens. Prior to the Investment Grade Changeover Date, neither the Parent Guarantor, the Borrower nor any Restricted Subsidiary is a party to any material agreement or arrangement (other than as permitted by Section 9.16), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.
Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Parent Guarantor and the Borrower have no Subsidiaries. Schedule 7.14 (as updated with any written disclosures provided in writing to the Administrative Agent in accordance with and subject to the terms hereof, including, as applicable, Section 9.19) identifies each Subsidiary as either Restricted or Unrestricted, and each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary.
Location of Business and Offices. The Parent Guarantor’s and the Borrower’s jurisdiction of organization is Delaware; the name of the Parent Guarantor as listed in the public records of its jurisdiction of organization is Diamondback Energy, Inc. and the organizational identification number of the Parent Guarantor in its jurisdiction of organization is 5088566; the name of the Borrower as listed in the public records of its jurisdiction of organization is Diamondback O&G LLC; and the organizational identification number of the Borrower in its jurisdiction of organization is 4459932. The Parent Guarantor’s and the Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(l)).
Properties, Titles, Etc.
130.    The Parent Guarantor, the Borrower and the Restricted Subsidiaries have good and defensible title to their proved Oil and Gas Properties and good title to all their personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. Prior to the Investment Grade Changeover Date, and after giving full effect to the Excepted Liens, the Parent Guarantor, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Parent Guarantor, the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Parent Guarantor’s, the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.
131.    All material leases and agreements necessary for the conduct of the business of the Parent Guarantor, the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.
132.    The rights and Properties presently owned, leased or licensed by the Parent Guarantor, the Borrower and the Restricted

Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Parent Guarantor, the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.
133.    All of the Properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.
134.    The Parent Guarantor, the Borrower and the Restricted Subsidiaries own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Parent Guarantor, the Borrower and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent Guarantor, the Borrower and the Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.
Maintenance of Property. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Parent Guarantor, the Borrower and the Restricted Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, 135. no Oil and Gas Property of the Parent Guarantor, the Borrower or the Restricted Subsidiaries is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and 136. none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Parent Guarantor, the Borrower or the Restricted Subsidiaries are deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties)

of the Parent Guarantor, the Borrower or such Restricted Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Parent Guarantor, the Borrower or any Restricted Subsidiary that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Parent Guarantor, the Borrower or any Restricted Subsidiary, in a manner consistent with the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).
Reserved.
Marketing of Production. Prior to the Investment Grade Changeover Date, except for contracts either listed on Schedule 7.19, disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Parent Guarantor and the Borrower represent that they or the Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that 137. pertain to the sale of production at a fixed price and 138. have a maturity or expiry date of longer than six (6) months from the date hereof.
Swap Agreements. After the date hereof, each report required to be delivered by the Parent Guarantor and the Borrower pursuant to Section 8.01(d) sets forth a true and complete list of all Swap Agreements of the Parent Guarantor, the Borrower and each Restricted Subsidiary not listed on Schedule 7.20, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used 139. to provide working capital for lease acquisitions, exploration, production operations and development (including the drilling and completion of producing wells) and 140. for general corporate purposes of the Borrower and the Guarantors, including to make payments not prohibited by Article IX. The Borrower and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).
Solvency. After giving effect to the transactions contemplated hereby, 141. the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Parent Guarantor, the Borrower and the Restricted Subsidiaries, taken as a whole, will exceed the aggregate Debt of the

Parent Guarantor, the Borrower and the Restricted Subsidiaries, taken as a whole, as the Debt becomes absolute and matures, 142. the Parent Guarantor and the Borrower will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and 143. the Parent Guarantor and the Borrower will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
Anti-Corruption Laws and Sanctions. Each of the Parent Guarantor and the Borrower has implemented and maintains in effect such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), that are reasonably designed to ensure compliance by the Parent Guarantor and its Subsidiaries and their respective directors, officers, employees and agents acting in their respective capacity as such with applicable Anti-Corruption Laws and applicable Sanctions, and the Parent Guarantor and its Subsidiaries and, to the knowledge of the Parent Guarantor and the Borrower, their respective directors, officers, employees and agents, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent Guarantor and its Subsidiaries, or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent Guarantor and the Borrower, any agent of the Parent Guarantor or any Subsidiary that will act in such capacity in connection with or benefit from the Facility, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any applicable Anti-Corruption Law or applicable Sanctions. The information and documentation provided is true, correct, and complete in order to identify the Parent Guarantor, the Borrower, and each Restricted Subsidiary for purposes of Section 12.16.
EEA Financial Institutions. Neither the Parent Guarantor nor any of its Subsidiaries is an EEA Financial Institution.

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Parent Guarantor and the Borrower covenants and agrees with the Lenders that:
Financial Statements; Other Information. The Parent Guarantor will furnish to the Administrative Agent and each Lender:
144.    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent Guarantor, its audited consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if financial statements of the Parent Guarantor exist for such previous fiscal year), all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the filing with the SEC by the Parent Guarantor of such annual financial statements of the Parent Guarantor and its Subsidiaries shall satisfy the requirements of this Section 8.01(a) to the extent such annual financial statements include the information specified herein).
145.    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor, its consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if financial statements of the Parent Guarantor exist for such previous fiscal year), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes (it being understood that the filing with the SEC by the Parent Guarantor of such quarterly financial statements of the Parent Guarantor and its Subsidiaries shall satisfy the requirements of this Section 8.01(b) to the extent such quarterly financial statements include the information specified herein).
146.    Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto 1. certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, 2. setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and 3. stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

147.    Certificate of Financial Officer – Swap Agreements.
•    (A) Prior to the Investment Grade Changeover Date, concurrently with the delivery of each Reserve Report hereunder and (B) on and after the Investment Grade Changeover Date, concurrently with any delivery of financial statements under Section 8.01(a), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Parent Guarantor, the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.
•    Within five days after the end of each fiscal quarter, a certificate of a Financial Officer in form and substance satisfactory to the Administrative Agent, setting forth the aggregate volume of all commodity Swap Agreements for which settlement payments were calculated in such fiscal quarter and the actual production of Hydrocarbons in such fiscal quarter for the purpose of determining compliance with Section 9.18(a)(ii).
148.    Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.
149.    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Parent Guarantor, the Borrower or any Restricted Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent Guarantor, the Borrower or any such Restricted Subsidiary, and a copy of any response by the Parent Guarantor, the Borrower or any such Restricted Subsidiary to such letter or report.
150.    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Guarantor with the SEC, or with any national securities exchange, or distributed by the Parent Guarantor to its shareholders generally, as the case may be (it being understood that the delivery by the Parent Guarantor of such reports, proxy statements and other materials filed by the Parent Guarantor, the Borrower or a Restricted Subsidiary shall satisfy the requirements of this Section 8.01(g) to the extent such reports, proxy statements and other materials include the information specified herein).

151.    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
152.    List of Purchasers. Prior to the Investment Grade Changeover Date, concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from the Parent Guarantor, the Borrower and the Restricted Subsidiaries.
153.    Notice of Sales of Oil and Gas Properties. Prior to the Investment Grade Changeover Date, in the event the Parent Guarantor, the Borrower or any Restricted Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties or any Equity Interests in any Restricted Subsidiary in accordance with Section 9.12(d), prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.
154.    Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.
155.    Information Regarding Parent Guarantor, the Borrower and Guarantors. Prompt written notice (and in any event within thirty (30) days thereafter) of any change 1. in the Parent Guarantor’s, the Borrower’s or any other Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, 2. in the location of the Parent Guarantor’s, the Borrower’s or any other Guarantor’s chief executive office or principal place of business, 3. in the Parent Guarantor’s, the Borrower’s or any other Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, 4. in the Parent Guarantor’s, the Borrower’s or any other Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and 5. in the Parent Guarantor’s, the Borrower’s or any other Guarantor’s federal taxpayer identification number.
156.    Production Report and Lease Operating Statements. Within 60 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.
157.    Notice of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate of formation, limited liability company agreement or any other organic document of the Parent Guarantor, the Borrower or any Restricted Subsidiary.
158.    Certificate of Financial Officer – Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.
159.    Notice of Permitted Acquisitions. Prior to the Investment Grade Changeover Date, promptly, but in any event within five (5) Business Days after the execution of the primary agreement therefor, notice of any Permitted Acquisition.
160.    Other Requested Information. Promptly following any request therefor, 1. such other information regarding the operations, business affairs and financial condition of the Parent Guarantor, the Borrower or any Restricted Subsidiary (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request or 2. information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws and the Beneficial Ownership Regulation to the extent that the Borrower qualifies as a “legal entity customer” thereunder.
161.    Changes in Index Debt Ratings. On and after the Investment Grade Changeover Date, promptly after any Rating Agency shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change.
In each case in this Section 8.01, it being understood that the filing with the SEC by the Parent Guarantor of a current report on Form 8-K or other applicable report shall satisfy the requirements of this Section 8.01 to the extent such filing includes the information specified in this Section 8.01.
Notices of Material Events. The Parent Guarantor and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
162.    the occurrence of any Default;
163.    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Parent Guarantor, the Borrower or any Subsidiary Affiliate thereof, not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
164.    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
165.    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Existence; Conduct of Business. The Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.
Payment of Obligations. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, pay its obligations, including Tax liabilities of the Parent Guarantor, the Borrower and all of the Restricted Subsidiaries before the same shall become delinquent or in default, except where 166. the validity or amount thereof is being contested in good faith by appropriate proceedings, 167. the Parent Guarantor, the Borrower or such Restricted Subsidiaries has set aside on their books adequate reserves with respect thereto in accordance with GAAP and 168. the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiary.
Performance of Obligations Under Loan Documents. The Borrower will pay the Loans according to the terms, tenor and effect thereof, and the Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.
Operation and Maintenance of Properties. The Parent Guarantor and the Borrower, at their own expense, will, and will cause each of the Restricted Subsidiaries to:
169.    operate their Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
170.    keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.
171.    promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.
172.    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

173.    to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.
Insurance. The Parent Guarantors and the Borrower will, and will cause each of the Restricted Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.
Books and Records. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
Compliance With Laws. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), that are reasonably designed to ensure compliance by the Borrower, its Subsidiaries and each of their respective directors, officers, employees and agents acting in their respective capacity as such with applicable Anti-Corruption Laws and applicable Sanctions.
Environmental Matters.
174.    The Parent Guarantor and the Borrower shall each, at its sole expense: 1. comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; 2. not Release or threaten to Release, and shall cause each Restricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Parent Guarantor’s, the Borrower’s or any of the Restricted Subsidiaries’ operations except in compliance with applicable

Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; 3. timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; 4. promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; 5. conduct, and cause the Restricted Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation; and 6. establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Parent Guarantor’s, the Borrower’s and the Restricted Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.
175.    The Parent Guarantor or the Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Parent Guarantor, the Borrower or the Restricted Subsidiaries or their Properties of which the Parent Guarantor or the Borrower has knowledge in connection with any Environmental Laws if the Parent Guarantor or the Borrower reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $25,000,000 not fully covered by insurance, subject to normal deductibles.
176.    The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards 1. upon request by the Administrative Agent and the Lenders no more than once per year (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), 2. at any time during an Event of Default and 3. prior to the Investment Grade Changeover Date, in connection with any future acquisitions of Oil and Gas Properties or other Properties.
Further Assurances.
177.    The Parent Guarantor or the Borrower at its sole expense will, and will cause the Restricted Subsidiaries to promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or, prior to the Investment Grade Changeover Date, to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or, prior to the Investment Grade Changeover Date, to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.
178.    The Parent Guarantor and the Borrower hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Parent Guarantor, the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. Notwithstanding the foregoing, this subsection (b) shall not apply and shall have no force and effect on and after the Investment Grade Changeover Date.
Reserve Reports.
179.    1. On or before March 31st of each year, commencing March 31, 2018, or, in the case of semi-annual Scheduled Redeterminations, on or before March 31st and September 30th of each year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries as of the immediately preceding January 1st, or, in the case of semi-annual Scheduled Redeterminations, January 1st and July 1st. The

Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and, if applicable, the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.
•    If the Borrower is eligible for annual, rather than semi-annual, redetermination of the Borrowing Base and elects not to provide the July 1 Reserve Report, then on or before September 30th of each relevant year, the Borrower shall, upon request of the Administrative Agent, furnish to the Administrative Agent and the Lenders the most recently prepared internal reserve report evaluating the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries. Such reserve report shall be in the form determined acceptable by the Borrower’s management for its internal use, and shall not be required to qualify as a “Reserve Report” or be prepared in accordance with the procedures used in the preparation of Reserve Reports or otherwise be in form or substance acceptable to the Administrative Agent or any Lender.
180.    In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.
181.    With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: 1. the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, 2. the Borrower or the Restricted Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, 3. none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, 4. attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and 5.

attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 8.14(a).
182.    Notwithstanding anything in to the contrary herein, on and after the Investment Grade Changeover Date, the Borrower will not be required to comply with clauses (a) through (c) of this Section 8.12.
Title Information.
183.    On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12, the Parent Guarantor and the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated by such Reserve Report.
184.    If the Parent Guarantor and the Borrower have provided title information for additional Properties under Section 8.13(a), the Parent Guarantor and the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either 1. cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, 2. substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or 3. deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.
185.    If the Parent Guarantor and the Borrower are unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Parent Guarantor and the Borrower do not comply with the requirements to provide acceptable title information covering 80% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Parent Guarantor, the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Parent Guarantor and the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.
186.    Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor and the Borrower will not be required to comply with clauses (a) through (c) of this Section 8.13.
Additional Collateral; Additional Guarantors.
187.    In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(v)) to ascertain whether the Mortgaged Properties represent at least 85% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 85% of such total value, then the Parent Guarantor and the Borrower shall, and shall cause the Restricted Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

188.    The Parent Guarantor and the Borrower shall 1. cause each Restricted Subsidiary that is not a party to the Guaranty Agreement to, promptly, but in any event no later than 15 days after the formation or acquisition (or other similar event) of such Restricted Subsidiary, execute and deliver a supplement to the Guaranty Agreement whereby such Restricted Subsidiary will guarantee the Indebtedness, 2. pledge, or cause the applicable Restricted Subsidiary or Restricted Subsidiaries to pledge, all of the Equity Interests of such new Restricted Subsidiary (including, without limitation, delivery of any stock certificates evidencing the Equity Interests of such Restricted Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, if applicable) and (iii) execute and deliver, and cause each such Restricted Subsidiary to execute and deliver, such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. Notwithstanding this Section 8.14 or any other provision of any Loan Document, the Parent Guarantor and its Subsidiaries shall not be required to grant Liens on real property other than Oil and Gas Properties.
189.    Notwithstanding this Section 8.14, Section 9.20 or any other provision of any Loan Document, unless permitted under the terms of the agreements governing such DrillCo, 1. a DrillCo that is an entity shall not be required to execute and deliver a supplement to the Guaranty Agreement, guarantee the Indebtedness, or grant a Lien on any of its assets, 2. neither the Administrative Agent nor any Other Secured Person shall have any Lien on any DrillCo, any DrillCo Properties, or, in the case of a DrillCo that is an entity, any assets of or Equity Interest in such DrillCo (and the Administrative Agent and each Other Secured Person agrees, upon request by the Parent Guarantor, to release any such Lien not so permitted) and 3. no Loan Party shall be obligated to deposit funds from a DrillCo, a DrillCo Property or a DrillCo Party into a deposit or securities account subject to a deposit account control agreement or securities account control agreement naming the Administrative Agent or any Other Secured Person as the secured party thereunder.
190.    On the Investment Grade Changeover Date, the Parent Guarantor and all Restricted Subsidiaries of the Parent Guarantor that are guarantors of the Parent Guarantor’s Senior Unsecured Notes as of the Investment Grade Changeover Date (other than the Borrower) shall be or become Guarantors. On and after the Investment Grade Changeover Date, the Borrower may, at its sole election at any time and from time to time, (i) cause any Restricted Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent an executed joinder to the Guaranty Agreement, together with customary resolutions, opinions of counsel and such other customary documentation as the Administrative Agent may reasonably request, (ii) if (A) no Default or Event of Default exists immediately prior to, and after giving pro forma effect to, such action, (B) as of such date, the Parent Guarantor has two or more of the following credit ratings: (1) an Index Debt rating from Moody’s of Baa3 or better, (2) an Index Debt rating from S&P of BBB- or better, or (3) an Index Debt rating from Fitch of BBB- or better, and (C) the applicable Guarantor that is a Material Subsidiary does not guarantee any Senior Unsecured Notes issued prior to the Investment Grade Changeover Date that constitute Material Indebtedness (after giving pro forma effect to any guarantor releases and unrestricted subsidiary designations under the Senior Unsecured Notes occurring substantially contemporaneously with the cessation of such Material Subsidiary being a Guarantor hereunder), the Borrower may cause such Guarantor that is a Material Subsidiary to cease being a Guarantor by delivering written notice of such cessation to the Administrative Agent, and (iii) if no Default or Event of Default exists immediately prior to, and after giving pro forma effect to, such action, the Borrower may cause any Guarantor that is an Immaterial Subsidiary to cease being a Guarantor by delivering written notice of such cessation to the Administrative Agent.
191.    Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the requirements set forth in Sections 8.14(a) and (b).
ERISA Compliance. The Parent Guarantor and the Borrower will promptly furnish and will cause the Restricted Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent 1. promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, 2. immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Restricted Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Parent Guarantor, the Borrower, the Restricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.
Marketing Activities. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than 3. contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, 4. contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Parent Guarantor, the Borrower or the Restricted Subsidiaries that the Parent Guarantor, the Borrower or the Restricted Subsidiaries have the right to market pursuant to joint operating agreements, unitization agreements, agreements relating to

DrillCos or other similar contracts that are usual and customary in the oil and gas business and 5. other contracts for the purchase and/or sale of Hydrocarbons of third parties 1. which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and 2. for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto. Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 8.16.
Swap Agreements. Prior to the Investment Grade Changeover Date, to the extent the Borrower or a Restricted Subsidiary changes the material terms of any Swap Agreement, terminates any such Swap Agreement or enters into a new Swap Agreement which has the effect of creating an off-setting position, the Borrower will give the Lenders prompt written notice of such event and concurrently with such notice the Majority Lenders shall have the right to adjust the Borrowing Base in accordance with Section 2.07(e).
Unrestricted Subsidiaries. The Borrower and the Parent Guarantor
192.    will cause the management, business and affairs of its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation or limited liability company will be treated as an entity separate and distinct from the Parent Guarantor, the Borrower and the Restricted Subsidiaries.
193.    prior to the Investment Grade Changeover Date, will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries, other than non-recourse pledges of Equity Interests in Unrestricted Subsidiaries granted to secure Debt of Unrestricted Subsidiaries.
194.    will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Parent Guarantor, the Borrower or any Restricted Subsidiary.
Maintenance of Ratings. On and after the Investment Grade Changeover Date, the Parent Guarantor and the Borrower shall use commercially reasonable efforts to maintain public corporate credit, public corporate family, and Index Debt ratings, as applicable, from at least two of the Rating Agencies.

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Parent Guarantor and the Borrower, covenants and agrees with the Lenders that:
Financial Covenants.
195.    Prior to the Investment Grade Changeover Date:
•    Ratio of Total Debt to EBITDAX. The Parent Guarantor will not, as of the last day of any fiscal quarter, permit its ratio of o Total Debt as of such date net of all unrestricted cash of the Parent Guarantor and its Restricted Subsidiaries to o EBITDAX for the four fiscal quarters ending on such date, to be greater than 4.0 to 1.0.
•    Current Ratio. The Parent Guarantor will not permit, as of the last day of any fiscal quarter beginning on the fiscal quarter ending September 30, 2013, the ratio for the Parent Guarantor and the Consolidated Restricted Subsidiaries of o consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under the equivalent of ASC 815 under GAAP) to o consolidated current liabilities (excluding non-cash obligations under the equivalent of ASC 815 under GAAP and current maturities under this Agreement) to be less than 1.0 to 1.0.
•    Determination of EBITDAX. Notwithstanding anything to the contrary herein, for purposes of this Section 9.01(a), EBITDAX shall be calculated as follows: for the four fiscal quarters ending on o December 31, 2018, EBITDAX shall equal EBITDAX for the fiscal quarter ending on such date (after giving effect to the Energen Transaction and the Ajax Acquisition as if each was consummated on October 1, 2018) multiplied by 4, o March 31, 2019, EBITDAX shall equal EBITDAX for the two fiscal quarters ending on such date (after giving effect to the Energen Transaction and the Ajax Acquisition as if each was consummated on October 1, 2018) multiplied by 2, o June 30, 2019, EBITDAX shall equal EBITDAX for the three fiscal quarters ending on such date multiplied by 4/3 (after giving effect to the Energen Transaction and the Ajax Acquisition as if each was consummated on October 1, 2018), and o September 30, 2019, EBITDAX shall equal EBITDAX for the four fiscal quarters ending on such date (after giving effect to the Energen Transaction and the Ajax Acquisition as if each was consummated on October 1, 2018).
196.    On and after the Investment Grade Changeover Date, the Parent Guarantor will not permit the Total Net Debt to Capitalization Ratio, expressed as a percentage, to exceed 65% at any time.
Debt. At all times prior to the Investment Grade Changeover Date, the Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:

197.    the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.
198.    1. Debt of the Borrower and its Restricted Subsidiaries existing on June 9, 2014 that is reflected in the Financial Statements, and any Permitted Refinancing Debt in respect thereof, 2. Debt of Energen at the time of the Energen Merger and any Permitted Refinancing Debt in respect thereof, and 3. Debt of any Permitted Acquisition Target at the time of such Permitted Acquisition and any Permitted Refinancing Debt in respect thereof; provided in the instance of Sections 9.02(b)(ii) and (iii), such Debt was not incurred in connection with such merger or acquisition, as applicable.
199.    Debt under Capital Leases and purchase money financings in an aggregate amount not to exceed $30,000,000 at any one time outstanding.
200.    Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.
201.    endorsements of negotiable instruments for collection in the ordinary course of business.
202.    intercompany Debt between the Borrower and a Guarantor or between Guarantors or between the Borrower or a Restricted Subsidiary and the Unrestricted Subsidiaries to the extent permitted by Section 9.05(n); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or a Guarantor, and, provided further, that any such Debt owed by the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.
203.    Debt under 1. any Senior Unsecured Notes outstanding on the Effective Date, 2. any Senior Unsecured Notes issued after the Effective Date and 3. any Permitted Refinancing Debt in respect of Debt under this subsection (g).
204.    Debt consisting of the financing of insurance premiums incurred in the ordinary course of business.
205.    Debt consisting of the direct or indirect financing or refinancing (including in the form of purchase money financing or a Capital Lease) of real property (other than Oil and Gas Properties) and related assets, or a Person that owns such real property, in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding, in each case whether incurred contemporaneously with the acquisition of such real property or at a later time, including obligations in the form of a sale and lease-back transaction entered into subsequent to the acquisition of such real property.
206.    other Debt not to exceed $100,000,000 in the aggregate at any one time outstanding.
Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.02; provided that, for the avoidance of doubt, certain Subsidiaries shall instead be subject to the restrictions and prohibitions set forth in Section 9.21 on and after the Investment Grade Changeover Date.
Liens. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of their Properties (now owned or hereafter acquired), except:
207.    1. Liens securing the payment of any Indebtedness created pursuant to any Loan Documents and 2. Liens on cash or deposits granted in favor of the Issuing Bank to Cash Collateralize any Defaulting Lender’s participation in Letters of Credit.
208.    Excepted Liens.
209.    Prior to the Investment Grade Changeover Date, Liens securing Debt permitted by Section 9.02(c) but only on the Property under lease or acquired with the proceeds of such Debt, and all improvements, repairs, additions, attachments and accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof.
210.    1. prior to the Investment Grade Changeover Date, other Liens securing obligations that in the aggregate do not exceed $50,000,000 at any time and 2. on and after the Investment Grade Changeover Date, Liens outstanding on the Investment Grade Changeover Date and permitted under clause (i) and other Liens upon Property not otherwise permitted by this Section 9.03; provided that, with respect to this clause (ii), (A) the aggregate Debt secured thereby and incurred on or after the Investment Grade Changeover Date (with Debt outstanding on the Investment Grade Changeover Date being deemed incurred on such date for purposes of this Section 9.03(d)) and outstanding at the time such Debt is incurred or such Lien is granted, shall not, at such time, exceed fifteen percent (15.0%) of Consolidated Net Tangible Assets (as reflected in the Parent Guarantor’s consolidated balance sheet contained in Parent Guarantor’s latest annual or quarterly consolidated financial statements available at the time such Debt is incurred or such Lien is granted) and (B) such Liens do not encumber or attach to any Equity Interest in a Restricted Subsidiary.

211.    Liens arising under an indenture in favor of the trustee thereunder for its own benefit and not for the benefit of the holders of Debt under such indenture.
212.    Liens on cash, cash equivalents and other property arising in connection with the defeasance, discharge or redemption of Debt.
213.    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.
214.    Liens on Equity Interests in Unrestricted Subsidiaries; provided that from and after the Investment Grade Changeover Date, such Liens shall not secure any Debt for which the Parent Guarantor, the Borrower, or any Restricted Subsidiary is liable, other than Customary Recourse Exceptions.
215.    Prior to the Investment Grade Changeover Date, Liens securing Debt permitted by Section 9.02(i) but only on the real property and related assets financed with such Debt and on the Equity Interests in any Person that owns such real property and assets, and in each case all improvements, repairs, additions, attachments and accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof.
216.    Liens or purported Liens in favor of or for the benefit of a DrillCo Party to the extent that such Liens or purported Liens are only on DrillCo Properties.
217.    Liens on Qualified Midstream Assets or on Equity Interests in Qualified Midstream Persons.
218.    Liens on assets of Energen at the time of the Energen Merger, provided that such Liens were not incurred in connection with such merger.
219.    Liens on assets of any Permitted Acquisition Target at the time of such Permitted Acquisition, provided that such Liens were not incurred in connection with such acquisition.
220.    on and after the Investment Grade Changeover Date, Liens that exist prior to the time of acquisition upon any Property acquired by the Parent Guarantor or a Restricted Subsidiary (including Liens on Property of any Person at the time of the acquisition of the Equity Interests or Property of such Person or a merger with or consolidation with such Person by the Parent Guarantor or a Restricted Subsidiary); provided that 1. the Liens shall attach solely to the Property so acquired (or of the Person so acquired, merged, or consolidated) and all improvements, repairs, additions, attachments and accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof, and 2. in the case of Liens securing Debt for borrowed money, the aggregate principal amount of all such Debt of Restricted Subsidiaries that are not Guarantors secured by such Liens shall be permitted by the limitations set forth in Section 9.21.
221.    on and after the Investment Grade Changeover Date, Liens securing Debt of the Parent Guarantor or the Restricted Subsidiaries incurred to finance (including, to extend, refinance, renew or replace, in whole or in part) the acquisition, construction, or improvement, or capital lease of Property (including equipment); provided that, at the time that such Debt is incurred or such Lien is granted, the amount of such Debt shall not exceed the purchase price and costs, as applicable, of acquisition, construction, improvement, or financing (including, extensions, refinancings, renewals and replacements, in whole or in part) of the Property financed and all fees, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses, and, in the case of an extension, refinancing, renewal or replacement of Debt, all interest on and premium in respect of the extended, refinanced, renewed or replaced Debt.
Dividends, Distributions and Restricted Payments.
222.    Restricted Payments. At all times prior to the Investment Grade Changeover Date, the Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, return any capital to its holders of Equity Interests or make any distribution of its Property to its Equity Interest holders without the prior approval of the Majority Lenders, except that:
•    each of the Parent Guarantor, the Borrower and the Restricted Subsidiaries may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Capital Stock),
•    any Restricted Subsidiary of the Parent Guarantor may declare and pay dividends ratably with respect to its Equity Interests,
•    the Parent Guarantor, the Borrower and the Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, employees, directors and consultants of the Parent Guarantor, the Borrower and their Subsidiaries,
•    the Parent Guarantor may declare and pay dividends consisting of Equity Interests in Unrestricted Subsidiaries,

•    any DrillCo that is an entity may declare and pay dividends or other distributions to DrillCo Parties as required by the terms of the agreements governing such DrillCo,
•    the Parent Guarantor and the Borrower may make Restricted Payments if after giving effect thereto o the Parent Guarantor’s ratio of Total Debt to EBITDAX (calculated in accordance with Section 9.01(a)(i)) is equal to or less than 3.0 to 1.0 and o the Borrower would have liquidity (as defined in Section 9.04(b)(i)(B)(II)) equal to or greater than 15% of the then effective Borrowing Base, and
•    the Parent Guarantor may pay dividends and distributions to the holders of its Equity Interests, if and to the extent that o such dividend or distribution is paid within 75 days after the date of declaration thereof and o as of the date of such declaration, if such dividend or distribution had been paid as of such date of declaration, it would have been permitted under this Section 9.04(a).
223.    Redemption of Senior Unsecured Notes; Amendment of Indenture. At all times prior to the Investment Grade Changeover Date, the Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, prior to the date that is 91 days after the Maturity Date:
•    make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem whether in whole or in part the Senior Unsecured Notes in cash, in each case other than:
o    Redemptions made from the proceeds of Permitted Refinancing Debt,
o    Redemptions made from the proceeds of the sale or issuance of Equity Interests by the Parent Guarantor if:
▪    no Default or Event of Default has occurred and is continuing or would exist after giving effect to such Redemption, and
▪    immediately after giving effect to such Redemption, the Borrower would have liquidity (which for the purpose of this Section 9.04 and Section 9.05 shall be defined as undrawn availability plus unrestricted cash and cash equivalents) equal to or greater than 15% of the then effective Borrowing Base,
o    Redemptions made in respect of a mandatory offer to Redeem Senior Unsecured Notes arising out of a sale of Property of the Parent Guarantor, the Borrower or any Restricted Subsidiary if such sale of Property is made in compliance with Section 9.12(d), and

o    voluntary Redemptions if immediately after giving effect to such Redemption:
▪    the Borrower would have liquidity equal to or greater than 15% of the then effective Borrowing Base, and
▪    if there are any Loans outstanding at such time, the Parent Guarantor’s ratio of Total Debt to EBITDAX (calculated in accordance with Section 9.01(a)(i)) is equal to or less than 3.0 to 1.0.
•    amend, modify, waive or otherwise change any of the terms of any Senior Unsecured Notes or any indenture, agreement, instrument, certificate or other document relating to any Senior Unsecured Notes incurred under Section 9.02(g) if after such amendment, waiver or change such Senior Unsecured Notes would no longer qualify as Senior Unsecured Notes.
Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.04.
Investments, Loans and Advances. At all times prior to the Investment Grade Changeover Date, the Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
224.    Accounts receivable arising in the ordinary course of business.
225.    Direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.
226.    Commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.
227.    Deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.
228.    Deposits in money market funds investing exclusively in Investments described in Section 9.05(b), Section 9.05(c) or Section 9.05(d).

229.    Investments made by a Guarantor or the Borrower in or to a Guarantor or the Borrower.
230.    Subject to the limits in Section 9.06, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Parent Guarantor, the Borrower or one of the Restricted Subsidiaries with others in the ordinary course of business; provided that 1. no Default or Event of Default exists at the time of, or would exist after making any such Investment, 2. any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, 3. the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and 4. such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $50,000,000.
231.    Loans or advances to employees, officers, or directors in the ordinary course of business of the Parent Guarantor or the Borrower, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $1,000,000 in the aggregate at any time.
232.    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Parent Guarantor, the Borrower or any Restricted Subsidiary; provided that the Parent Guarantor or the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(i) exceeds $1,000,000 (measured by consideration paid at the time such Investment is received).
233.    Investments in DrillCo Parties and in DrillCos that constitute entities, in each case provided that 1. if such Investment consists of Oil and Gas Properties or Equity Interests in a Subsidiary that owns Oil and Gas Properties the Loan Parties comply with Section 9.12 and 2. immediately after giving effect to such Investment the Borrower would have liquidity equal to or greater than 15% of the then effective Borrowing Base.
234.    Investments in the form of deposits or advances that are subject to Excepted Liens.

235.    Provided that no Default or Event of Default exists at the time of, or would exist after making such Investment, Permitted Acquisitions and Investments owned by any Permitted Acquisition Target at the time of such Permitted Acquisition.
236.    Provided that 1. no Default or Event of Default exists at the time of, or would exist after making such Investment, 2. after giving pro forma effect to such Investment the Parent Guarantor would be in compliance with Section 9.01(a) and 3. after giving pro forma effect to such Investment the Borrower would have liquidity equal to at least 15% of the then current Commitments of the Lenders, other Investments not to exceed, in the aggregate at any time outstanding, $250,000,000 (measured by consideration paid at the time such Investment is made).
237.    Investments made by any Loan Party 1. consisting of the designation as Unrestricted Subsidiaries of Viper Energy Partners LLC, Viper Energy Partners GP LLC, and Viper Energy Partners LP (such Unrestricted Subsidiaries, the “Viper MLP”), provided that at the time of designation thereof, such entities shall not own any material assets other than 1. those certain royalty interests and other rights and property acquired pursuant to that certain Purchase and Sale Agreement, dated as of August 28, 2013, by and between Ibex Mineral Resources, LLC and Beehive Partners, LLC, as sellers, and Diamondback E&P LLC, as buyer, 2. certain mineral interests in Midland County, Texas and related rights and property acquired prior to June 1, 2014 and having an aggregate purchase price not in excess of $4,000,000, and 3. cash, accounts receivable and other assets having an aggregate value not in excess of $10,500,000, 2. consisting of dispositions of Equity Interests in Unrestricted Subsidiaries that are contributed to the capital of, or that are exchanged for or used to purchase Equity Interests in, other Unrestricted Subsidiaries (and any Equity Interests received upon such contribution, exchange or purchase), 3. in any Unrestricted Subsidiary (including the designation of a Subsidiary as an Unrestricted Subsidiary) consisting of Oil and Gas Properties or Equity Interests in a Subsidiary owning Oil and Gas Properties (in each case whether or not such Oil and Gas Properties are included in the most recently delivered Reserve Report), provided that, in the case of this clause (iii), 1. if such Investment consists of Oil and Gas Properties or Equity Interests in a Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report and during any period between two successive Scheduled Redetermination Dates such Oil and Gas Properties have an aggregate fair market value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, then the Borrowing Base shall be reduced, effective immediately upon such Investment, by an amount equal to the value, if any, assigned such Oil and Gas Properties in the most recently delivered Reserve Report, 2. such

Investment may consist of or include surface acreage related to Oil and Gas Properties owned or to be owned by the Viper MLP in an aggregate value under this clause (n)(iii)(B) not to exceed $45,000,000, 3. if such Investment consists of or includes Properties not described in clauses (n)(iii)(A) and (n)(iii)(B), the aggregate fair market value of all such Investments not described in clauses (n)(iii)(A) and (n)(iii)(B) shall be limited to the sum of 1. $25,000,000 plus 2. the aggregate amount of cash and the fair market value of Properties received by the Borrower and the Restricted Subsidiaries as dividends or distributions from Unrestricted Subsidiaries (including amounts treated as cash dividends under Section 9.19(c) upon designation of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that amounts received by the Borrower and the Restricted Subsidiaries pursuant to this clause (II) may only be counted in determining the amount of Investments that may be made in the Unrestricted Subsidiary (and its successors, if applicable) that originally made such dividend or distribution to the Borrower and the Restricted Subsidiaries, and 4. the Utilization Percentage is less than 80% immediately after giving effect to such Investment and all related contemporaneous transactions and 4. 1. consisting of the designation of a Qualified Midstream Person as an Unrestricted Subsidiary (and, for the avoidance of doubt, any such designation shall be permitted under Section 9.19(b) without regard to the fair market value of the ownership interests in such Subsidiary), and 2. in any Unrestricted Subsidiary consisting of Qualified Midstream Assets. Investments under this Section 9.05(n) shall be valued at the time made and without taking into account subsequent changes in the value thereof.
238.    Investments in an amount not to exceed $130,000,000 to be used to make or permit to remain outstanding Investments in a Person substantially all of the assets of which constitute real property (other than Oil and Gas Properties) and related assets.
239.    Investments in any Person if, immediately after giving effect to such Investment, 1. the Utilization Percentage is less than 80% and 2. such Person is a Qualified Midstream Person or such Person is one of the Viper MLP Unrestricted Subsidiaries.
240.    The Energen Transaction and Investments owned by Energen at the time of the Energen Merger.
Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.05.
Nature of Business. The Parent Guarantor and Borrower will not, and will not permit any of the Restricted Subsidiaries to, allow any material change to be made in the character of their business as an independent oil and gas exploration and production company. Prior to the Investment

Grade Changeover Date, except for expenses in the ordinary course of business as to properties described on Schedule 9.06, from and after the date hereof, the Parent Guarantor, the Borrower and the Restricted Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America or in the offshore federal waters of the United States and they will not form or acquire any Restricted Subsidiaries that are Foreign Subsidiaries, in each case other than in connection with a Permitted Acquisition.
Intentionally Deleted.
Proceeds of Loans. The Parent Guarantor and the Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the Subsidiaries and its or their respective directors, officers, employees and agents acting in their respective capacities as such shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or involving any Sanctioned Country in each case, in violation of Sanctions or (c) in any manner that would knowingly result in the violation of any Sanctions.
ERISA Compliance. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, at any time:
241.    Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Parent Guarantor, the Borrower, a Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.
242.    Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent Guarantor, the Borrower, a Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

243.    Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to 1. any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability or 2. any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.09.
Sale or Discount of Receivables. Except for receivables obtained by the Parent Guarantor, the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable. Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.10.
Mergers, Etc. Neither the Parent Guarantor, the Borrower, nor any Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except 244. that the Parent Guarantor, the Borrower or any Restricted Subsidiary may merge or consolidate with, or sell, lease or otherwise dispose of all or substantially all of its Property to, the Parent Guarantor, the Borrower or any Restricted Subsidiary, but 1. in the case of a merger involving a Guarantor, a Guarantor must be the surviving entity, and 2. notwithstanding Section 9.11(a)(i), in the case of a merger involving the Borrower, the Borrower must be the surviving entity, and 245. mergers used to consummate Permitted Acquisitions and other Investments not prohibited by Section 9.05 (including, for the avoidance of doubt, Investments not prohibited by Section 9.05 after the Investment Grade Changeover Date after giving effect to the final sentence of such Section), including the Energen Merger, in each instance, if 1. in the case of a merger involving a Guarantor, a Guarantor is the surviving entity, and 2. notwithstanding Section 9.11(b)(i), in the case of a merger involving the Borrower, the Borrower is the surviving entity. Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, Restricted Subsidiaries that are not Guarantors will not be subject to any of the restrictions or prohibitions set forth in this Section 9.11.

Sale of Properties. At all times prior to the Investment Grade Changeover Date, the Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer or dispose of any Property except for:
246.    the sale or other disposition of Hydrocarbons in the ordinary course of business;
247.    as long as no Default exists, farmouts, dispositions of Properties in connection with a DrillCo, and other dispositions of undeveloped acreage and assignments in connection with such dispositions (provided that if such disposition is of Oil and Gas Property included in the most recent Borrowing Base, such disposition is included in the 5% basket in Section 9.12(d)(iii) below);
248.    the sale or other disposition of equipment that is no longer necessary for the business of the Parent Guarantor, the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use;
249.    the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Restricted Subsidiary owning Oil and Gas Properties; provided that 1. 100% of the consideration received in respect of such sale or other disposition shall be cash, 2. the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Restricted Subsidiary subject of such sale or other disposition (as reasonably determined by the Parent Guarantor or the Borrower and, if requested by the Administrative Agent, the Parent Guarantor or the Borrower shall deliver a certificate of a Responsible Officer of the Parent Guarantor or the Borrower certifying to that effect), 3. if such sale or other disposition of Oil and Gas Property or a Restricted Subsidiary owning Oil and Gas Properties (including farmouts of proved reserves under (b)) is of Oil and Gas Properties or Equity Interests in a Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report and during any period between two successive Scheduled Redetermination Dates such Oil and Gas Properties in the aggregate have a Borrowing Base value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or other disposition, by an amount equal to the Borrowing Base value assigned such Property (but in no event in excess of the value assigned to such Property in the most recently delivered Reserve Report) and 4. if any such sale or other disposition is of a Restricted Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Restricted Subsidiary;

250.    sales or other dispositions to the Borrower or a Guarantor;
251.    sales or other dispositions permitted by Section 9.04(a), Section 9.05(n), Section 9.10 or Section 9.14(b);
252.    sales or other dispositions of Equity Interests in Unrestricted Subsidiaries;
253.    the trade, exchange or other disposition (including by or in connection with unitization) of any developed Oil and Gas Property or any interest therein; provided that:
•    o the majority of the consideration received in respect of such trade, exchange or other disposition shall consist of Oil and Gas Properties or interests therein, and o if any cash is received as consideration in respect of such trade, exchange or other disposition, the fair market value of the Oil and Gas Property so disposed of shall be allocated over the consideration received, and the portion thereof corresponding to the cash received shall be treated as a sale under clause (d) above;
•    the consideration received in respect of such disposition shall be equal to or greater than the fair market value of the Oil and Gas Property or interest therein subject of such sale or other disposition (as reasonably determined by the Parent Guarantor or the Borrower and, if requested by the Administrative Agent, the Parent Guarantor or the Borrower shall deliver a certificate of a Responsible Officer of the Parent Guarantor or the Borrower certifying to that effect);
•    if such disposition of Oil and Gas Property included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a Borrowing Base value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such disposition, by an amount equal to the Borrowing Base value assigned such Property (but in no event in excess of the value assigned to such Property in the most recently delivered Reserve Report); and
•    if so requested by the Borrower, and the Borrower provides to the Administrative Agent a Reserve Report with respect to the Oil and Gas Properties acquired as consideration in respect of such trade, exchange or other disposition, the Administrative Agent and the Lenders shall, at their discretion and in accordance with the procedures set forth in Section 2.07, redetermine the Borrowing Base in respect of the Oil and Gas Properties so acquired (and such request by the Borrower shall not constitute a request for an Interim Redetermination);
254.    sales or other dispositions of 1. Qualified Midstream Assets and 2. Equity Interests in Qualified Midstream Persons;

255.    sales or other dispositions of 1. real property and other assets of the types described in Section 9.03(i) and 2. Equity Interests of a Subsidiary if substantially all of the assets of such Subsidiary constitute assets of the types described in Section 9.03(i); and
256.    sales and other dispositions of Properties not regulated by Section 9.12(a) to (j) having a fair market value not to exceed $25,000,000 during any six-month period.
Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.12.
Environmental Matters. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.13.
Transactions With Affiliates.
257.    The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Restricted Subsidiaries of the Parent Guarantor) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
258.    Notwithstanding subsection (a), the Parent Guarantor, the Borrower and the Restricted Subsidiaries may enter into any transaction contemplated by: 1. Section 9.03(h), Section 9.04(a), Section 9.05(j), Section 9.05(n), Section 9.12(g) or Section 9.19; 2. 1. any agreement entered into in connection with the formation, capitalization or operation of a master limited partnership and other related Unrestricted Subsidiaries related to an Investment permitted by Section 9.05(n)(i) or Section 9.05(n)(iv) with respect to formation and governance of such Unrestricted Subsidiaries, contributions of assets to such Unrestricted Subsidiaries, the assumption of liabilities by such Unrestricted Subsidiaries, tax sharing or the management, administration, and operation of such Unrestricted Subsidiaries or the underwriting, offer and sale of securities, in each case that, in the good faith judgment of the Parent Guarantor’s board of directors, are on terms and conditions reasonably comparable to those in effect with other similarly situated master limited partnerships or otherwise fair to the Parent Guarantor, the Borrower and the Restricted Subsidiaries, from a financial point of view; 2. any agreement entered into in connection with the formation, capitalization or operation of DrillCos with respect to formation and governance of such DrillCos, contributions of assets to such DrillCos, the assumption of liabilities by such DrillCos, tax sharing or the management, administration, and operation of such DrillCos or the underwriting, offer and sale of securities, in each case that, in the good faith judgment of the Parent Guarantor’s board of directors, are on terms and conditions reasonably comparable to those in effect with other similarly situated entities or otherwise fair to the Parent Guarantor, the Borrower and the Restricted Subsidiaries, from a financial point of view; and 3. any amendment, restatement, replacement or other modification of any of such agreements described in this clause (ii); or 3. rental, management, administration, operation and tax sharing agreements with a Person described in Section 9.05(o), in each case that, in the good faith judgment of the Parent Guarantor’s board of directors, are on terms and conditions reasonably comparable to those in effect for other similarly situated companies or that are otherwise fair to the Parent Guarantor, the Borrower and the Restricted Subsidiaries, from a financial point of view, or that were in existence prior to the acquisition by the Loan Parties of such Person or such property.
Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.14.
Subsidiaries. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create or acquire any additional Subsidiaries, unless the Parent Guarantor or the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b), to the extent required thereby. The Parent Guarantor and the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary except in compliance with Section 9.12(d), (e), (f), (g) or (h). The Parent Guarantor, the Borrower and the Restricted Subsidiaries shall have no Restricted Subsidiaries that are Foreign Subsidiaries. Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.15.
Negative Pledge Agreements; Dividend Restrictions.

259.    Prior to the Investment Grade Changeover Date, the Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments), the agreements creating Liens permitted by Section 9.03(c), the instruments or agreements evidencing the Senior Unsecured Notes or any Permitted Refinancing Debt in respect thereof, usual and customary restrictions on the pledge or transfer of equity interests in certain joint ventures, usual and customary restrictions in purchase and sale agreements and participation, development, production and similar agreements relating to the Property subject thereof (including DrillCo Properties), restrictions on the granting of Liens contained in agreements subject to Excepted Liens, restrictions on the granting of Liens on the Equity Interests in Unrestricted Subsidiaries, restrictions in agreements of the types contemplated by Section 9.14(b), and restrictions on the granting of Liens in licenses, easements and leases entered into in the ordinary course of business) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.
260.    Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.16.
Reserved.
Swap Agreements.
261.    Prior to the Investment Grade Changeover Date:
•    The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any Swap Agreements with any Person other than:
o    Swap Agreements in respect of commodities:
▪    with an Approved Counterparty;
▪    the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed:

1.    for the period of 18 months after such Swap Agreement is executed, 85% of the forecasted production from their Oil and Gas Properties as of the date such Swap Agreement is entered into for each month during such 18 month period for each of crude oil and natural gas, calculated separately,
2.    for the period of 19 to 48 months after such Swap Agreement is executed, 75% of the forecasted production from their Oil and Gas Properties as of the date such Swap Agreement is entered into for each month during such 19 to 48 month period for each of crude oil and natural gas, calculated separately, and
3.    for the period of 49 to 60 months after such Swap Agreement is executed, 65% of the forecasted production from their Oil and Gas Properties as of the date such Swap Agreement is entered into for each month during such 49 to 60 month period for each of crude oil and natural gas, calculated separately, and provided that in each instance, no such Swap Agreement shall have a tenor of more than 60 months after such Swap Agreement is entered into; and
▪    In addition to the Swap Agreements permitted by Section 9.18(a)(i)(A)(II), a Loan Party may enter into Swap Agreements (“Acquisition Swaps”) for production to be produced from properties or interests that a Loan Party proposes to acquire but does not then own (each, a “Pro Forma Property”) if such Acquisition Swaps (y) are entered into after the purchase and sale agreement with respect to such Pro Forma Property has been fully executed, and (z) do not exceed the volume and term limitations set forth in Section 9.18(a)(i)(A)(II) determined on a pro forma basis as if the Pro Forma Properties were owned by a Loan Party. The Parent Guarantor agrees that, if a Loan Party has outstanding Acquisition Swaps, the Parent Guarantor shall, or shall cause other Loan Parties to, terminate, create offsetting positions or otherwise unwind Swap Agreements to the extent necessary to comply with the volume requirements of Section 9.18(a)(i)(A)(II) determined without inclusion of any production from such Pro Forma Property within 15 days after the earlier to occur of • 180 days after the date the applicable purchase and sale agreement was entered into if the acquisition of such Pro Forma Property has not been consummated, or • the date either the Parent Guarantor or the Borrower obtains knowledge with reasonable certainty that the acquisition of such Pro Forma Property will not be consummated.
o    Swap Agreements in respect of interest rates with an Approved Counterparty effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.
In no event shall any Swap Agreement (other than Secured Swap Agreements) contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.
•    If, after five (5) days following the end of each fiscal quarter, the Borrower determines that the aggregate volume of all commodity Swap Agreements for which settlement payments were calculated in the most recently ended fiscal quarter exceeded 100% of the actual production of Hydrocarbons in such fiscal quarter, then the Borrower shall, within thirty (30) days of such determination, terminate, create off-setting positions or otherwise unwind existing positions to comply with the volume limitations contained in Section 9.18(a)(i) (such termination, off-setting positions or unwind to be subject to an adjustment to the Borrowing Base as contemplated by Section 2.07(e)).
262.    No Swap Agreements shall be entered into for speculative purposes.
263.    Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the restrictions or prohibitions set forth in this Section 9.18.
Designation of Restricted and Unrestricted Subsidiaries.
264.    Unless designated as an Unrestricted Subsidiary on Schedule 7.14 as of June 9, 2014 or thereafter, in compliance with Section 9.19(b) or (d), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
265.    The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly or to be formed or newly or to be acquired Subsidiary, as an Unrestricted Subsidiary if 1. prior, and immediately after giving effect, to such designation, 1. prior to the Investment Grade Changeover Date, neither a Default nor a Borrowing Base Deficiency would exist or 2. on and after the Investment Grade Changeover Date, 1. no Default would exist (and the Parent Guarantor shall be in compliance, on a pro forma basis, with the covenant set forth in Section 9.01(b)) and 2. the representations and warranties of each Loan Party contained in each of the Loan Documents (other the representations and warranties contained in Sections 7.04(b) and

7.05) are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such earlier date), 2. prior to the Investment Grade Changeover Date, such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s and its Restricted Subsidiaries’ direct ownership interests in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(n), and 3. on and after the Investment Grade Changeover Date, such Restricted Subsidiary is not a restricted subsidiary under any other agreement evidencing Debt of the Borrower or any Guarantor. Except as provided in this Section 9.19(b), no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.
266.    The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation, 1. the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), 2. no Default exists, 3. the Borrower complies with the requirements of Section 8.14(b) and Section 8.18 and 4. the Borrower and/or one or more Restricted Subsidiaries owns all of the Equity Interests in such Subsidiary. Prior to the Investment Grade Changeover Date, any such designation shall be treated as a cash dividend to the Borrower in an amount equal to the lesser of the fair market value of the Borrower’s and its Restricted Subsidiaries’ direct ownership interests in such Subsidiary or the amount of the Borrower’s and its Restricted Subsidiaries’ aggregate investment previously made for purposes of the limitation on Investments under Section 9.05(n). Upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, prior to the Investment Grade Changeover Date, all Investments previously made in such Unrestricted Subsidiary shall no longer be counted in determining the limitation on Investments under Section 9.05(n).
267.    Each Subsidiary of an Unrestricted Subsidiary shall automatically be designated as an Unrestricted Subsidiary.
268.    Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 9.19(b), 1. such Subsidiary shall be automatically released from all obligations, if any, under the Loan Documents, including the Guaranty Agreement and all other applicable Security Instruments and 2. all Liens granted pursuant to the Guaranty Agreement and all other applicable Security Instruments on the Property of, and the Equity Interests in, such Unrestricted Subsidiary shall be automatically released.
Control Agreements. For each deposit or securities account that the Parent Guarantor, the Borrower or any other Loan Party maintains as of the Third Amendment Effective Date (other than payroll, withholding tax, escrow, trust fund and other fiduciary deposit accounts), the Parent Guarantor will, by no later than 60 days after the Third Amendment Effective Date, either 269. cause such account to be subject to a deposit account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent naming the Administrative Agent as the secured party thereunder for the benefit of the Other Secured Persons, or 270. close such account and transfer any funds therein to an account that otherwise meets the requirements of this Section 9.20. From and after the Third Amendment Effective Date, neither the Parent Guarantor, the Borrower nor any other Loan Party shall open, any deposit or securities account (other than payroll, withholding tax, escrow, trust fund and other fiduciary deposit accounts) unless such deposit or securities account is, or within 30 days (or such longer time period as the Administrative Agent may determine in its sole discretion) after being opened becomes, subject to a deposit account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent naming the Administrative Agent as the secured party thereunder for the benefit of the Other Secured Persons. Notwithstanding the foregoing, for each deposit or securities account that becomes a deposit or securities account of a Restricted Subsidiary as a result of the Energen Transaction or a Permitted Acquisition (in each case, other than payroll, withholding tax, escrow, trust fund and other fiduciary deposit accounts), the Parent Guarantor will, by no later than 60 days (or such longer time period as the Administrative Agent may determine in its sole discretion) after the date of the Energen Merger or such Permitted Acquisition, either 1. cause such account to be subject to a deposit account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent naming the Administrative Agent as the secured party thereunder for the benefit of the Other Secured Persons, or 2. close such account and transfer any funds therein to an account that otherwise meets the requirements of this Section 9.20. Each deposit account control agreement will provide that the depositary bank will comply with instructions originated by the Administrative Agent directing dispositions of funds in the deposit account without further consent by the applicable Loan Party. Each securities account control agreement will provide that the securities intermediary will comply with entitlement orders originated by the Administrative Agent without further consent by the applicable Loan Party. The Administrative Agent agrees that it shall not issue any such instructions or entitlement orders or otherwise exercise any control right granted under any such deposit account control agreement or securities account control agreement unless 1. an Event of Default of the type set forth in Sections 10.01(a), (b), (f), (g), (h), (i), or (j) has occurred or 2. the Notes and the Loans then outstanding have become due and payable in whole (and not merely in part), whether at the due date thereof, by acceleration or otherwise. Notwithstanding anything to the contrary herein, on and after the Investment Grade Changeover Date, the Parent Guarantor, the Borrower, and the Restricted Subsidiaries will not be subject to any of the requirements set forth in this Section 9.20.

Subsidiary Debt. At all times on and after the Investment Grade Changeover Date, the Parent Guarantor and the Borrower will not permit any Restricted Subsidiary that is not a Guarantor to incur, create, assume or suffer to exist any Debt for borrowed money, except:
271.    intercompany Debt between the Parent Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Parent Guarantor or a Restricted Subsidiary;
272.    purchase money Debt to finance the acquisition, construction, or improvement, or capital lease of assets (including equipment); provided that such Debt when incurred shall not exceed the purchase price and costs, as applicable of acquisition, construction or improvement of the asset(s) financed and all fees, costs, and expenses relating thereto;
273.    Debt of a Restricted Subsidiary which Debt exists prior to the time of acquisition of such Restricted Subsidiary (including Debt at the time of the acquisition of the Equity Interests or Property of such Person or a merger with or consolidation with such Person by the Borrower or a Restricted Subsidiary) as long as such Debt was not created in anticipation thereof;
274.    Debt 1. under unsecured overdraft lines of credit or for working capital purposes in foreign countries with financial institutions and 2. arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds;
275.    Debt outstanding on the Investment Grade Changeover Date that immediately prior to such date was permitted under Section 9.02(b)(ii) or 9.02(b)(iii);
276.    Extensions, refinancing, renewals, or replacements (and successive extensions, refinancing, renewals, or replacements), in whole or in part, of the Debt permitted by this Section 9.21, which, in the case of any such extension, refinancing, renewal, or replacement, does not increase the amount of the Debt being extended, refinanced, renewed, or replaced, other than amounts incurred to pay the costs of such extension, refinancing, renewal or replacement and to pay interest and premium, if any, with respect to the Debt being extended, refinanced, renewed or replaced; and
277.    any other Debt not otherwise permitted by this Section 9.21 in a principal amount outstanding at the time of any incurrence thereof not to exceed fifteen percent (15.0%) of Consolidated Net Tangible Assets (as reflected in Parent Guarantor’s consolidated balance sheet contained in Parent Guarantor’s latest annual or quarterly consolidated financial statements available at the time such Debt is incurred).

EVENTS OF DEFAULT; REMEDIES
Events of Default. One or more of the following events shall constitute an “Event of Default”:
278.    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
279.    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.
280.    any representation or warranty made or deemed made by or on behalf of the Parent Guarantor, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made.
281.    the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(h), Section 8.01(l), Section 8.02, Section 8.03, Section 8.14, Section 8.15 or in Article IX.
282.    the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of 1. notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or 2. a Responsible Officer of the Borrower otherwise becoming aware of such default.
283.    the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.
284.    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Parent Guarantor, the Borrower or any Restricted Subsidiary to make an offer in respect thereof, other than with respect to Senior Unsecured Notes or Permitted Refinancing Debt in respect thereof, if, at the time of the payment or Redemption thereof, a Redemption thereof could have been made pursuant to Section 9.04(b).
285.    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking 1. liquidation, reorganization or other relief in respect of the Parent Guarantor, the Borrower or any other Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or 2. the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Guarantor, the Borrower or any other Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.
286.    the Parent Guarantor, the Borrower or any other Guarantor shall 1. voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, 2. consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), 3. apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, 4. file an answer admitting the material allegations of a petition filed against it in any such proceeding, 5. make a general assignment for the benefit of creditors or 6. take any action for the purpose of effecting any of the foregoing; or the holders of Equity Interests of the Parent Guarantor or the Borrower shall make any request to take any action for the purpose of calling a meeting of the shareholders of the Parent Guarantor or the Borrower to consider a resolution to dissolve and wind-up the Parent Guarantor’s or the Borrower’s affairs.

287.    the Parent Guarantor, the Borrower or any other Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
288.    1. one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or 2. any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Parent Guarantor, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Guarantor, the Borrower or any Restricted Subsidiary to enforce any such judgment.
289.    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Parent Guarantor, the Borrower or any other Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Parent Guarantor, the Borrower, any Restricted Subsidiary or any Affiliate shall so state in writing.
290.    a Change in Control shall occur.
Remedies.
291.    In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: 1. terminate the Commitments, and thereupon the Commitments shall terminate immediately, and 2. declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Guarantor, the Borrower and the other Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Parent Guarantor, the Borrower and each other Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Parent Guarantor, the Borrower and the other Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Parent Guarantor, the Borrower and each other Guarantor.
292.    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
293.    Except as provided in Section 4.03, all proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:
•    first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;
•    second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;
•    third, pro rata to payment of accrued interest on the Loans;
•    fourth, pro rata to payment of principal outstanding on the Loans and Indebtedness referred to in clause (b) and (c) of the definition of Indebtedness;
•    fifth, pro rata to any other Indebtedness;
•    sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and
•    seventh, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause “fourth” above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Excluded Swap Obligations described in such clause “fourth” are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to such clause).

THE ADMINISTRATIVE AGENT
Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, § the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), § the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and § except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Guarantor, the Borrower or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent Guarantor, the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into • any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, • the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, • the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, • the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, • the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, • the existence, value, perfection or priority of any collateral security or the financial or other condition of the Parent Guarantor, the Borrower and their Subsidiaries or any other obligor or guarantor, or • any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.
Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall § receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and § be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, neither of the Syndication Agents shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.
Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Parent Guarantor, the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Guarantor and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Resignation of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, subject, if no Event of Default exists, to the consent of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Guarantor, the Borrower or any of their Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.
No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Parent Guarantor, the Borrower or any of their Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Parent Guarantor, the Borrower or any of their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Agents nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent Guarantor or the Borrower (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent Guarantor, the Borrower or any of their Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
294.    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
295.    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Authority of Administrative Agent to Release Collateral and Guarantors. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to, and upon the request of the Borrower, the Administrative Agent, at the Borrower’s expense, shall, 1. release any Liens that may exist on Qualified Midstream Assets or any Equity Interests in Qualified Midstream Persons, 2. release any Liens that may exist on collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents, 3. release any Guarantor from the Guaranty Agreement pursuant to the terms hereof or thereof and 4. subordinate any Lien on any collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 9.03. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments, releases of guarantees or other documents reasonably requested by the Borrower in connection with 1. the events described in the preceding sentence and 2. any designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 9.19(b). Notwithstanding anything to the contrary contained herein or any other Loan Document, upon the occurrence of the Investment Grade Changeover Date, the Administrative Agent shall be authorized to (without notice to, or vote or consent of, any Lender, Issuing Bank, Secured Swap Party, Cash Management Provider, or any other secured party under any Security Instrument) take such actions as shall be reasonably required to release its security interest in all Collateral and to release all obligations under any Security Instrument (including the Existing Guaranty and Collateral Agreement (subject, however, to each Guarantor’s entry into a new Guaranty Agreement as provided in clause (b) of the definition of Investment Grade Changeover Date)), including, without limitation, entry into a new form of Guaranty Agreement to continue, notwithstanding the occurrence of the Investment Grade Changeover Date, the obligations of each existing and additional Guarantor thereunder, subject to Section 8.14(d). For the avoidance of doubt, and subject to Section 8.14(d), notwithstanding anything to the contrary herein, the Guaranty Agreement and the obligations of the Guarantors shall not be affected by the occurrence of the Investment Grade Changeover Date or the release or termination of any of the Security Instruments (other than the Guaranty Agreement).
The Arranger and the Syndication Agents. The Arranger and the Syndication Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

MISCELLANEOUS
Notices.
296.    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
•    if to the Borrower, to it at:
Diamondback O&G LLC
500 West Texas, Suite 1225
Midland, Texas 79701
Attention: Teresa L. Dick, CFO
Telecopy: 405-286-5920
email: tdick@diamondbackenergy.com
•    if to the Administrative Agent or the Issuing Bank, to it at
Wells Fargo Bank, N.A.
1525 West W.T. Harris Boulevard
MAC D1109-019
Charlotte, NC 28252
Attention: Yvette McQueen
Telecopy: 704.590.2082
e-mail: Yvettemcqueen@wellsfargo.com
•    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
297.    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
298.    Any party hereto may change its address, email address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Waivers; Amendments.
299.    No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, each other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
300.    Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent Guarantor, the Borrower and the Majority Lenders or by the Parent Guarantor, the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall 1. increase the Commitment or the Maximum Credit Amount or, prior to the Investment Grade Changeover Date, Elected Commitment Amount of any Lender without the written consent of such Lender, 2. prior to the Investment Grade Changeover Date, increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders or modify Section 2.07 in any manner without the consent of each Lender; provided that 1. a Scheduled Redetermination may be postponed by the Required Lenders and 2. reductions of the Borrowing Base pursuant to Section 2.07(f), Section 9.05(n) or Section 9.12 may be waived or reduced with the consent of the Required Lenders, 3. reduce the principal amount of any Loan or LC

Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, 4. postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, 5. change Section 2.06(b)(ii), Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata reduction of the Aggregate Maximum Credit Amounts or pro rata sharing of payments, as applicable, required thereby, without the written consent of each Lender, 6. waive or amend Section 3.04(c), Section 6.01 or Section 12.14, reduce the percentage in Section 8.14 below 85% (prior to the Investment Grade Changeover Date) or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary” or “Subsidiary”, without the written consent of each Lender; provided, that solely prior to the Investment Grade Changeover Date, any waiver or amendment to Section 12.14, this proviso in this Section 12.02(b)(vi), or Section 12.02(b)(vii), shall also require the written consent of each adversely affected Secured Swap Party, 7. modify the terms of Section 10.02(c) without the written consent of each Lender and Secured Swap Party (solely with respect to any such modification prior to the Investment Grade Changeover Date) adversely affected thereby or amend or otherwise modify any Security Instrument in a manner that results in the Secured Swap Obligations secured by such Security Instrument no longer being secured thereby, or amend or otherwise change the definition of “Secured Swap Agreement”, “Secured Swap Obligations” or “Secured Swap Party”, without, in each case of the foregoing in this clause (vii) solely prior to the Investment Grade Changeover Date, the written consent of each Secured Swap Party adversely affected thereby, 8. release any Guarantor (except as set forth in the Guaranty Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10), or, prior to the Investment Grade Changeover Date, reduce the percentage set forth in Section 8.14(a), without the written consent of each Lender (provided, however, for the avoidance of doubt, that release of all of the collateral in connection with the occurrence of the Investment Grade Changeover Date, and the release of any Guarantor pursuant to Section 8.14(d), in each case shall not require notice to, or vote or consent of, any Lender, Issuing Bank, Secured Swap Party, Cash Management Provider, or any other secured party under any Security Instrument), or (ix) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each

Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, 1. joinders and modifications contemplated by Section 2.06301. and Section 2.07A shall not require the consent of any Person other than the Borrower, the Administrative Agent and, to the extent applicable, any Lenders executing Elected Commitment Amount Increase Agreements and Maximum Credit Amount Increase Certificates and any Additional Lenders executing Additional Lender Agreements and Additional Lender Certificates, (II) any supplement to Schedule 7.14 (Subsidiaries) (provided that, for the avoidance of doubt, any such designation of an Unrestricted Subsidiary and/or a Restricted Subsidiary must be made in accordance with and subject to Section 9.19) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, and (III) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent and the Borrower reasonably deem appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 5.06 in accordance with the terms of Section 5.06.
Expenses, Indemnity; Damage Waiver.
302.    The Borrower shall pay 1. all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), 2. all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security

Instrument or any other document referred to therein, 3. all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and 4. all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
303.    THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE PARENT GUARANTOR, THE BORROWER OR ANY OF THE RESTRICTED SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE PARENT GUARANTOR, THE BORROWER OR ANY OTHER GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, 1. ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS

PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR 2. THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE PARENT GUARANTOR, THE BORROWER AND THE RESTRICTED SUBSIDIARIES BY THE PARENT GUARANTOR, THE BORROWER AND THE RESTRICTED SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO

ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.
304.    To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.
305.    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
306.    All amounts due under this Section 12.03 shall be payable not later than three days after written demand therefor.
Successors and Assigns.
307.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the

Issuing Bank that issues any Letter of Credit), except that 1. other than in connection with a transaction permitted under Section 9.12(e), the Parent Guarantor and the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender, such consent not to be unreasonably withheld (and any attempted assignment or transfer by the Parent Guarantor or the Borrower in violation of this Section 12.04(a)(i) shall be null and void) and 2. no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
308.    1. Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
o    the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender or, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, is to any other assignee; provided further, if at the end of fifteen (15) days after the Borrower has received a request for such approval, the Borrower has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of such assignment; and
o    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.
•    Assignments shall be subject to the following additional conditions:
o    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

o    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
o    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
o    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
o    no assignment shall be made to § the Borrower or any of the Borrower’s Subsidiaries or Affiliates, § any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) any natural Person.
•    Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
•    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parent Guarantor, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.
•    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative

Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
309.    1. Any Lender may, without the consent of the Parent Guarantor, the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that 1. such Lender’s obligations under this Agreement shall remain unchanged, 2. such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and 3. the Parent Guarantor, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Parent Guarantor and the Borrower agree that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.
•    A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.
•    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
310.    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and Section 12.04(b) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
311.    Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Survival; Revival; Reinstatement.
312.    All covenants, agreements, representations and warranties made by the Parent Guarantor, the Borrower and the other Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
313.    To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Parent Guarantor and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
Counterparts; Integration; Effectiveness.
314.    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
315.    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
316.    Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries against any of and all the obligations of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.02(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Indebtedness owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Parent Guarantor, the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
317.    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE

WHERE SUCH LENDER IS LOCATED. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.
318.    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
319.    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
320.    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER

THAN, OR IN ADDITION TO, ACTUAL DAMAGES EXCEPT FOR ANY SUCH SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES FOR WHICH THE BORROWER HAS INDEMNIFIED AN INDEMNITEE PURSUANT TO SECTION 12.03; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed 321. to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), 322. to the extent requested by any regulatory authority, 323. to the extent required by applicable laws or regulations or by any subpoena or similar legal process, 324. to any other party to this Agreement or any other Loan Document, 325. in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, 326. subject to an agreement containing provisions substantially the same as those of this Section 12.11, to 1. any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or 2. any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, 327. with the consent of the Borrower or 328. to the extent such Information 1. becomes publicly available other than as a result of a breach of this Section 12.11 or 2. becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent Guarantor, the Borrower or any of their Subsidiaries. For the purposes of this Section 12.11, “Information” means all information received from the Parent Guarantor, the Borrower or any of their Subsidiaries relating to the Parent Guarantor’s, the Borrower’s or any of their Subsidiaries’ businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent Guarantor, the Borrower or any of their Subsidiaries; provided that, in the case of information received from the Parent Guarantor, the Borrower or any of their Subsidiaries after the date hereof, such information is hereby deemed at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: 329. the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and 330. in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time 1. the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and 2. in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Collateral Matters; Swap Agreements.
331.    The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to Secured Swap Parties on a pro rata basis (but subject to the terms of the Loan Documents, including provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any Secured Swap Obligations. Except as expressly set forth in Section 12.02(b), no Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of any Secured Swap Obligations owed to it. Notwithstanding the foregoing, this Section 12.14(a) shall not apply and shall have no force and effect on and after the Investment Grade Changeover Date.
332.    The Borrower hereby guarantees the payment and performance of all Indebtedness of each other Loan Party and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Benefiting Guarantor in order for such Benefiting Guarantor to honor its obligations under the Guaranty Agreement and any other Security Instruments including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 12.14(b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.14(b), or otherwise under this Agreement or any other Loan Document, as it relates to such Benefiting Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of Borrower under this Section 12.14(b) shall remain in full force and effect until all Indebtedness is paid in full, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 12.14(b) constitute, and this Section 12.14(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefiting Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, the Parent Guarantor, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.
USA PATRIOT Act Notice. Each Lender hereby notifies the Parent Guarantor and the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Parent Guarantor, the Borrower, and each Restricted Subsidiary, which information includes the name, tax identification number and address of the Parent Guarantor and the Borrower and other information that will allow such Lender to identify the Parent Guarantor and the Borrower in accordance with the USA PATRIOT Act.
Flood Insurance Provisions.    Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means 333. the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, 334. the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, 335. the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and 336. the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
337.    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
338.    the effects of any Bail-In Action on any such liability, including, if applicable:
•    a reduction in full or in part or cancellation of any such liability;
•    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
•    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Certain ERISA Matters.
339.    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Other Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
•    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Elected Commitments;
•    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Elected Commitments and this Agreement; or
•    o such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), o such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Elected Commitments and this Agreement, o the entrance into, participation in, administration of and performance of the

Loans, the Letters of Credit, the Elected Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and o to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Elected Commitments and this Agreement; or
•    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
340.    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Other Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Other Agents nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, or administration and performance of the Loans, the Letters of Credit, the Elected Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
341.    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
342.    As used in this Section 12.20, the following terms have the following meanings:
•    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
•    “Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
•    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
•    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
DIAMONDBACK O&G LLC, as Borrower
By:
Name:
Title:
DIAMONDBACK ENERGY, INC.,
as the Parent Guarantor
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender
By:
Name:
Title:
CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:
Name:
Title:
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

JPMORGAN CHASE BANK, N. A.,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

GOLDMAN SACHS BANK USA,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

CITIBANK, N.A.,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

BANK OF AMERICA, N.A.,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

SUNTRUST BANK,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

ZB, N.A. dba AMEGY BANK,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

ING CAPITAL LLC,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

COMMONWEALTH BANK OF AUSTRALIA,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

BOKF, N.A. DBA BANK OF OKLAHOMA,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

IBERIABANK,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

WEST TEXAS NATIONAL BANK,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

FROST BANK, A TEXAS STATE BANK,
as a Lender
By:
Name:
Title:

SIGNATURE PAGE
CREDIT AGREEMENT

Annex I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	6.120000000%	$306,000,000.00
Citibank, N.A.	5.320000000%	$266,000,000.00
Bank of America, N.A.	5.320000000%	$266,000,000.00
Capital One, National Association	5.320000000%	$266,000,000.00
The Bank of Nova Scotia	5.320000000%	$266,000,000.00
U.S. Bank National Association	5.320000000%	$266,000,000.00
Credit Suisse AG, Cayman Islands Branch	5.320000000%	$266,000,000.00
Goldman Sachs Bank USA	5.320000000%	$266,000,000.00
JPMorgan Chase Bank, N.A.	5.320000000%	$266,000,000.00
ING Capital LLC	5.320000000%	$266,000,000.00
SunTrust Bank	3.720000000%	$186,000,000.00
Mizuho Bank, Ltd.	3.720000000%	$186,000,000.00
Branch Banking and Trust Company	3.720000000%	$186,000,000.00
PNC Bank, National Association	3.720000000%	$186,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	3.720000000%	$186,000,000.00
Compass Bank	3.720000000%	$186,000,000.00
The Toronto-Dominion Bank, New York Branch	3.720000000%	$186,000,000.00
Regions Bank	3.720000000%	$186,000,000.00
Commonwealth Bank Of Australia	2.320000000%	$116,000,000.00
Zions Bancorporation, N.A. dba Amegy Bank	2.320000000%	$116,000,000.00
BOKF, N.A., dba Bank of Oklahoma	2.320000000%	$116,000,000.00
Iberiabank	2.320000000%	$116,000,000.00
The Huntington National Bank	2.320000000%	$116,000,000.00
Sumitomo Mitsui Banking Corporation	2.320000000%	$116,000,000.00
Comerica Bank	2.320000000%	$116,000,000.00
Total	100.000000000%	$5,000,000,000.00

Annex I-1

Exhibit A

FORM OF NOTE

$[ ]	[ ], 20[ ]
SECTION 1.    FOR VALUE RECEIVED, DIAMONDBACK O&G LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [        ] (the “Lender”), at the principal office of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”), the principal sum of [        ] Dollars ($[        ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
SECTION 2.    The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.
SECTION 3.    This Note is one of the Notes referred to in the Second Amended and Restated Credit Agreement dated as of November 1, 2013 among the Parent Guarantor, the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.
SECTION 4.    This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.
SECTION 5.    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

Diamondback O&G LLC
By:
Name:
Title:

Exhibit A-1

Exhibit B

FORM OF BORROWING REQUEST
[        ], 201[ ]
SECTION 6.    Diamondback O&G LLC, a Delaware limited liability company, (the “Borrower”), pursuant to Section 2.03 of the Second Amended and Restated Credit Agreement dated as of November 1, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among Diamondback Energy, Inc. (the “Parent Guarantor”), the Borrower, Wells Fargo Bank, National Association, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:
6.1    Aggregate amount of the requested Borrowing is $[        ];
6.2    Date of such Borrowing is [        ], 201[        ];
6.3    Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];
6.4    In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [        ];
[6.5    Amount of Borrowing Base in effect on the date hereof is $[        ];]1
6.6    The Aggregate Elected Commitment in effect on the date hereof is $[        ];2
6.7    Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[        ];
6.8    Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[        ]; and
6.9    Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:
[                ]
[                ]
[                ]

1To be included for any Borrowings to be made prior to the Investment Grade Changeover Date.
2To be included for any Borrowings to be made prior to the Investment Grade Changeover Date.

Exhibit B-1

[                ]
[                ]
The undersigned certifies that he/she is the _______________ of the Parent Guarantor and the ____________________ of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Parent Guarantor and the Borrower, as applicable. The undersigned further certifies, represents and warrants on behalf of the Parent Guarantor and the Borrower, as applicable, that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement and that such Borrowing will be used in compliance with Section 9.08 of the Credit Agreement.

DIAMONDBACK O&G LLC
By:
Name:
Title:

DIAMONDBACK ENERGY, INC.
By:
Name:
Title:

Exhibit B-2

Exhibit C

FORM OF INTEREST ELECTION REQUEST
[        ], 201[ ]
SECTION 7.    Diamondback O&G LLC, a Delaware limited liability company, (the “Borrower”), pursuant to Section 2.04 of the Second Amended and Restated Credit Agreement dated as of November 1, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among Diamondback Energy, Inc. (the “Parent Guarantor”), the Borrower, Wells Fargo Bank, National Association, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:
7.1    The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [        ];
7.2    The effective date of the election made pursuant to this Interest Election Request is [        ], 201[ ];[and]
7.3    The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]
SECTION 8.    [    [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [        ]].
SECTION 9.    The undersigned certifies that he/she is the [______________] of the Parent Guarantor and the [______________] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Parent Guarantor and the Borrower, as applicable. The undersigned further certifies, represents and warrants on behalf of the Parent Guarantor and the Borrower, as applicable, that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

DIAMONDBACK O&G LLC
By:
Name:
Title:

DIAMONDBACK ENERGY, INC.
By:
Name:
Title:

Exhibit C-1

Exhibit D

FORM OF
COMPLIANCE CERTIFICATE
[_____________], 201[_]
SECTION 10.    The undersigned hereby certifies that he/she is the [        ] of Diamondback Energy, Inc., a Delaware limited liability company (the “Parent Guarantor”), and the [_____________] of Diamondback O&G LLC, a Delaware limited liability company (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Parent Guarantor and the Borrower. With reference to the Second Amended and Restated Credit Agreement dated as of November 1, 2013 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Parent Guarantor, the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):
The representations and warranties of the Parent Guarantor and the Borrower contained in Article VII of the Agreement and in the other Loan Documents and otherwise made in writing by or on behalf of the Parent Guarantor and the Borrower pursuant to the Agreement and the other Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.
The Parent Guarantor and the Borrower have performed and complied with all agreements and conditions contained in the Agreement and in the other Loan Documents required to be performed or complied with by them prior to or at the time of delivery hereof [or specify default and describe].
Since December 31, 2012, no change has occurred in the condition, financial or otherwise, of the Parent Guarantor, the Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].
There exists no Default or Event of Default [or specify Default and describe].
[Omit from the Compliance Certificate delivered on the Effective Date:] Attached hereto are the detailed computations necessary to determine whether the Parent Guarantor and the Borrower are in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [        ].

Exhibit D-1

EXECUTED AND DELIVERED as of the date first written above.

DIAMONDBACK O&G LLC
By:
Name:
Title:

DIAMONDBACK ENERGY, INC.
By:
Name:
Title:

Exhibit D-2

Exhibit E

SECURITY INSTRUMENTS

1)
First Amendment and Supplement to Amended and Restated Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of November 1, 2013 from Diamondback O&G LLC, as mortgagor, in favor of Betsy Jocher, as Trustee, for the benefit of the Administrative Agent, and Other Secured Persons (Andrews, Ector, Midland and Upton Counties, Texas).

2)	First Amendment to Amended and Restated Guaranty and Collateral Agreement dated as of November 1, 2013, by the Parent Guarantor, the Borrower and its Subsidiaries in favor of the Administrative Agent.

Exhibit E-1

Exhibit F

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

Assignor:	______________________________

Assignee:	______________________________
[and is an Affiliate of [identify Lender]3]

Borrower:	Diamondback O&G LLC

Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

[3]Select as applicable.

Exhibit F-1

Credit Agreement: The Second Amended and Restated Credit Agreement dated as of November 1, 2013 among Diamondback O&G LLC, Diamondback Energy, Inc., the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents parties thereto, together with all amendments, restatements, supplements or other modifications thereto.
Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[4]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _________________ ___, 201__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[4]Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit F-2

[Consented to and][5] Accepted:

Wells Fargo Bank, National Association, as Administrative Agent

By:
Title:

[Consented to:][6]

Wells Fargo Bank, National Association, as Administrative Agent

By:
Name:
Title:

5To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit F-3

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
Representations and Warranties.
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit F-4

General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

Exhibit F-5

Exhibit G
Exhibit G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamondback O&G LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 201[ ]

Exhibit G-1-1

Exhibit G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamondback O&G LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 201[ ]

Exhibit G-2-1

Exhibit G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamondback O&G LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 201[ ]

Exhibit G-3-1

Exhibit G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamondback O&G LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 201[ ]

Exhibit G-4-1

Exhibit H
Exhibit H-1

FORM OF ELECTED COMMITMENT AMOUNT INCREASE AGREEMENT
SECTION 12.    THIS ELECTED COMMITMENT AMOUNT INCREASE AGREEMENT (this “Agreement”) dated as of [ ], is between [Insert name of Exercising Lender] (the “Exercising Lender”) and Diamondback O&G LLC (the “Borrower”). Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement referred to below.
R E C I T A L S
The Borrower, Wells Fargo Bank, National Association, as the Administrative Agent and the other Agents and certain Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
The Borrower has requested, pursuant to Section 2.07A(b) of the Credit Agreement, that the Aggregate Elected Commitment Amount be increased by $[●] to a total of $[●] and that the Elected Commitment Amount of the Exercising Lender be increased by $[●] to a total of $[●].
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Elected Commitment Amount Increase.
Pursuant to Section 2.07A(b) of the Credit Agreement, effective as of the date hereof in accordance with Section 1.04 hereof, the Exercising Lender’s Elected Commitment Amount is hereby increased from $[●] to $[●].
Annex I of the Credit Agreement is hereby amended to reflect the increase in the Exercising Lender’s Elected Commitment Amount contemplated hereby.
Agreements. The Exercising Lender hereby agrees that (i) it has heretofore and will continue to hereafter, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.07A(b) of the Credit Agreement).
Confirmation. The provisions of the Credit Agreement, as amended from time to time in accordance with its terms, shall remain in full force and effect following the effectiveness of this Agreement.

Exhibit H-1-1

Effectiveness. This Agreement shall become effective on the date hereof in accordance with Section 2.07A(b) of the Credit Agreement.
Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.
Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement.
Loan Document. This Agreement is a Loan Document.
[Signature Page Follows]

Exhibit H-1-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

DIAMONDBACK O&G LLC, as the Borrower
By:
Name:
Title:

[Exercising Lender], as a Lender
By:
Name:
Title:

Acknowledged and accepted by:

Wells Fargo Bank, National Association, as Administrative Agent

By:
Name:
Title:

Exhibit H-1-3

Exhibit H-2

FORM OF ADDITIONAL LENDER AGREEMENT
SECTION 13.    THIS ADDITIONAL LENDER AGREEMENT (this “Agreement”) dated as of [Ÿ], is between [Insert name of Additional Lender] (the “Additional Lender”) and Diamondback O&G LLC (“Borrower”). Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement referred to below.
R E C I T A L S
The Borrower, Wells Fargo Bank, National Association, as the Administrative Agent and the other Agents and certain Lenders have entered into that certain Credit Agreement dated as of November 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
The Borrower has requested, pursuant to Section 2.07A(b) of the Credit Agreement, that the Aggregate Elected Commitment Amount be increased by $[●] to a total of $[●] and that the Additional Lender’s Maximum Credit Amount of $[●] and Elected Commitment Amount $[●] be established hereby.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Additional Lender.
Pursuant to Section 2.07A(b) of the Credit Agreement, effective as of the date hereof in accordance with Section 1.04 hereof, the Additional Lender shall hereby (i) become a Lender under, and for all purposes of, the Credit Agreement with a Maximum Credit Amount of $[●] and an Elected Commitment Amount of $[●] and (ii) have all of the rights and obligations of a Lender under the Credit Agreement.
Annex I of the Credit Agreement is hereby amended to reflect the establishment of the Additional Lender’s Maximum Credit Amount and Elected Commitment Amount as contemplated hereby.
Agreements. The Exercising Lender hereby agrees that (i) it has heretofore and will continue to hereafter, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.07A(b) of the Credit Agreement).

Exhibit H-2-1

Confirmation. The provisions of the Credit Agreement, as amended from time to time in accordance with its terms, shall remain in full force and effect following the effectiveness of this Agreement.
Effectiveness. This Agreement shall become effective on the date hereof in accordance with Section 2.07A(b) of the Credit Agreement.
Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE TEXAS.
Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement; provided that all communications and notices hereunder to each Additional Lender shall be given to it at the address set forth in its Administrative Questionnaire.
Loan Document. This Agreement is a Loan Document.
[Signature Page Follows]

Exhibit H-2-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

DIAMONDBACK O&G LLC, as the Borrower
By:
Name:
Title:

[Additional Lender], as the Additional Lender
By:
Name:
Title:

[Consented to pursuant to Section 2.07A(b)(i) and] Acknowledged and Accepted by:

Wells Fargo Bank, National Association, as Administrative Agent

By:
Name:
Title:

Exhibit H-2-3

Exhibit H-3

FORM OF MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT
[_________], 20[__]
To:    Wells Fargo Bank, National Association,
as Administrative Agent
Diamondback O&G LLC, a Delaware limited liability company, as Borrower, Diamondback Energy, Inc., a Delaware corporation, the Administrative Agent, and certain Lenders and other agents have heretofore entered into a Credit Agreement, dated as of November 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.
This Maximum Credit Amount Increase Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.
Please be advised that the undersigned Lender has agreed (a) to increase its Maximum Credit Amount under the Credit Agreement effective [______], 20[__] from $[_______] to $[_______] and (b) that it shall continue to be a party in all respects to the Credit Agreement and, to the extent applicable, the other Loan Documents.

Very truly yours,

DIAMONDBACK O&G LLC, as the Borrower
By:
Name:
Title:

Exhibit H-3-1

Accepted and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

[Name of Increasing Lender]

By:
Name:
Title:

Exhibit H-3-2

Exhibit H-4

FORM OF ADDITIONAL LENDER CERTIFICATE
[________], 20[__]
To:    Wells Fargo Bank, National Association,
as Administrative Agent
Diamondback O&G LLC, a Delaware limited liability company, as Borrower, Diamondback Energy, Inc., a Delaware corporation, the Administrative Agent, and certain Lenders and other agents have heretofore entered into a Credit Agreement, dated as of November 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.
This Additional Lender Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.
Please be advised that the undersigned Additional Lender has agreed (a) to become a Lender under the Credit Agreement effective [______], 20[__] with a Maximum Credit Amount of $[_________] and (b) that it shall be a party in all respects to the Credit Agreement and, to the extent applicable, the other Loan Documents.
This Additional Lender Certificate is being delivered to the Administrative Agent together with (i) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.03(g) of the Credit Agreement, duly completed and executed by the Additional Lender, and (ii) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Additional Lender. The [Borrower/Additional Lender] shall pay the fee payable to the Administrative Agent pursuant to Section 2.06(c)(ii)(F) of the Credit Agreement.

Very truly yours,

DIAMONDBACK O&G LLC, as the Borrower
By:
Name:
Title:

Exhibit H-4-1

Accepted and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

[Name of Additional Lender]

By:
Name:
Title:

Exhibit H-4-2